SCHEDULE 14A

(Rule 14a-101)

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.      )

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☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to Rule 14(a)-12

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

Boston Private Financial Holdings, Inc.

(Name of Registrant as Specified In Its Charter)

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BOSTON PRIVATE FINANCIAL HOLDINGS, INC.

ANNUAL MEETING OF STOCKHOLDERS

April 26, 2006 at 10:00 a.m.

Notice to: Stockholders of BOSTON PRIVATE FINANCIAL HOLDINGS, INC.

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders (the “Meeting”) of Boston Private Financial Holdings, Inc. (the “Company”) will be held at Ten Post Office Square, 2nd Floor, Boston, Massachusetts 02109, on Wednesday, April 26, 2006 at 10:00 a.m., for the following purposes:

1.	to elect four (4) Class III Directors of the Company;

2.	to approve the amendment and restatement of the Boston Private Financial Holdings, Inc. 2001 Employee Stock Purchase Plan;

3.	to approve the adoption of the Boston Private Financial Holdings, Inc. 2006 Non-Qualified Employee Stock Purchase Plan; and

4.	to consider and act upon any other matter which may properly come before the Meeting or any adjournment or postponement thereof.

Any action may be taken on the foregoing proposals at the Meeting on the date specified above, or on any date or dates to which the Meeting may be adjourned or postponed.

The Board of Directors has fixed the close of business on March 6, 2006 as the record date for determining the stockholders entitled to notice of and to vote at the Meeting and any adjournment or postponement thereof.

WHETHER OR NOT YOU EXPECT TO BE PRESENT AT THE MEETING, YOU ARE REQUESTED TO COMPLETE AND SIGN THE ENCLOSED PROXY CARD, WHICH IS SOLICITED BY THE BOARD OF DIRECTORS, AND TO MAIL IT PROMPTLY IN THE ENCLOSED ENVELOPE. ANY PROXY MAY BE REVOKED BY DELIVERY OF A LATER DATED PROXY. STOCKHOLDERS OF RECORD WHO ATTEND THE MEETING MAY VOTE IN PERSON EVEN IF THEY HAVE PREVIOUSLY DELIVERED A PROXY.

By Order of the Board of Directors
MARGARET W. CHAMBERS Secretary
Boston, Massachusetts Dated: March 10, 2006

BOSTON PRIVATE FINANCIAL HOLDINGS, INC.

Ten Post Office Square

Boston, Massachusetts 02109

PROXY STATEMENT

Annual Meeting of Stockholders

To be held on Wednesday, April 26, 2006

GENERAL

This Proxy Statement is furnished to the stockholders of Boston Private Financial Holdings, Inc., a Massachusetts corporation (the “Company”), in connection with the solicitation of proxies by the Board of Directors of the Company (the “Board of Directors”) from holders of the outstanding shares of the Common Stock, par value $1.00 per share (the “Common Stock”), of the Company for use at the Annual Meeting of Stockholders (the “Meeting”) of the Company to be held on Wednesday, April 26, 2006 at 10:00 a.m. Boston time, at Ten Post Office Square, 2nd Floor, Boston, Massachusetts 02109 and at any adjournment or postponement thereof, for the purposes set forth herein.

The Notice of Annual Meeting of Stockholders, this Proxy Statement and the accompanying proxy are first being sent to stockholders on or about March 15, 2006.

The shares represented by the enclosed proxy will be voted as specified therein if the proxy is properly executed and received prior to the Meeting and not properly revoked. If a properly executed proxy is submitted and no instructions are given, the proxy will be voted FOR the proposals contained in the proxy, including the nominees for election to the Board of Directors. In accordance with Securities and Exchange Commission (the “Commission”) rules, boxes and instructions are provided on the enclosed proxy card for stockholders to mark if they wish (i) either to vote “for” or to “withhold authority” to vote for one or more of the Company’s nominees for Directors; (ii) either to vote “for” or “against” the approval of the amendment and restatement of the Boston Private Financial Holdings, Inc. 2001 Employee Stock Purchase Plan or to “abstain” from voting to approve the amendment and restatement of the Boston Private Financial Holdings, Inc. 2001 Employee Stock Purchase Plan; or (iii) either to vote “for” or “against” the approval of the adoption of the Boston Private Financial Holdings, Inc. 2006 Non-Qualified Employee Stock Purchase Plan or to “abstain” from voting to approve the adoption of the Boston Private Financial Holdings, Inc. 2006 Non-Qualified Employee Stock Purchase Plan. It is not anticipated that any matters other than those set forth in this Proxy Statement will be presented at the Meeting. If other matters are presented, proxies will be voted in accordance with the discretion of the proxy holders.

A stockholder of record may revoke a proxy by (i) filing an instrument of revocation with the Company at Ten Post Office Square, Boston, Massachusetts 02109, Attention: Secretary, (ii) by filing a duly executed proxy bearing a later date, or (iii) by appearing in person at the Meeting and withdrawing the proxy.

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, YOU ARE REQUESTED TO COMPLETE, DATE AND SIGN THE ACCOMPANYING PROXY CARD AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE.

VOTING AND QUORUM

The Board of Directors has fixed the close of business on March 6, 2006, as the record date (the “Record Date”) for the determination of stockholders entitled to notice of, and to vote at, the Meeting. At the Record Date, 35,043,415 shares of Common Stock were outstanding and entitled to vote at the Meeting and there were 1,301 stockholders of record.

The holders of each share of Common Stock outstanding as of the close of business on the Record Date shall be entitled to notice of, and to vote at, the Meeting and any adjournment or postponement thereof. Transferees after such date will not be entitled to vote at the Meeting. Each holder of Common Stock is entitled to one vote for each share held of record for each matter properly submitted for consideration at the Meeting. The presence, in person or by proxy, of the holders of at least a majority of the total number of outstanding shares of Common Stock constitutes a quorum for the transaction of business at the Meeting. Abstentions and “broker non-votes” (that is, shares represented at the meeting which are held by a broker or nominee and as to which (i) instructions have not been received from the beneficial owner or the person entitled to vote and (ii) the broker or nominee does not have discretionary voting power) shall be treated as shares that are present and entitled to vote with respect to such matters for purposes of determining whether a quorum is present. With respect to the election of directors, such election shall be determined by a plurality of votes cast by stockholders. Shares represented by a proxy that withholds authority to vote for a particular nominee or nominees and broker non-votes will be disregarded in determining the “votes cast” for the election of directors and will not affect the election of the nominees.

ANNUAL REPORT

All holders of record are being sent a copy of the Company’s 2005 Annual Report, which contains audited financial statements of the Company for the fiscal years ended December 31, 2005, 2004 and 2003, and a copy of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2005, as filed with the Commission on or about March 10, 2006. These reports, however, are not part of the proxy soliciting material.

PROPOSAL 1.

ELECTION OF DIRECTORS

The Board of Directors of the Company consists of twelve members divided into three classes, with each class elected for a three-year term. One class of Directors is elected by the Company’s stockholders at each annual meeting of stockholders. At the Meeting, four Class III Directors will be elected to serve until the 2009 annual meeting and until their successors are duly elected and qualified, or until their earlier death, resignation or removal. All four of the nominees are currently serving on the Board of Directors. The Board of Directors has nominated Herbert S. Alexander, Lynn Thompson Hoffman, Richard I. Morris, Jr., and John A. Straus for re-election as Class III Directors.

Each nominee has agreed to continue to serve as a Director if re-elected. If any nominee shall become unavailable for any reason, all proxies will be voted for the election of such other person as the Board of Directors may recommend.

Unless otherwise instructed, the persons named in the proxy will vote the shares to which the proxy relates FOR the election of the nominees to the Board of Directors.

The Board of Directors of the Company recommends a vote FOR the election of the four nominees to the Board of Directors as Class III Directors of the Company.

INFORMATION REGARDING DIRECTORS

The following table sets forth certain information regarding the Directors of the Company, including the nominees for election at the Meeting as Class III Directors, based on information furnished by them to the Company:

		Age	Director Since
Class I—Term Expires 2007
Eugene S. Colangelo(1)*	Westborough, MA	58	1987
Stephen M. Waters*	New York, NY	59	2004
Allen L. Sinai*	Lexington, MA	66	1995
Timothy L. Vaill	Andover, MA	64	1993
Class II—Term Expires 2008
Peter C. Bennett(1)*	Osterville, MA	67	1986
Kathleen M. Graveline*	Needham, MA	54	2003
Walter M. Pressey	Belmont, MA	61	2001
William J. Shea*	Andover, MA	58	2004
Class III—Term Expires 2006
Herbert S. Alexander (2)*	Westborough, MA	63	1991
Lynn Thompson Hoffman (2)*#	Santa Fe, NM	57	1994
Richard I. Morris, Jr. (2)*	London, England	56	2003
John A. Straus (2)*	Darien, CT	50	2005

*	Independent Director. “Independence” is determined in accordance with the definition in the Marketplace Rules of the National Association of Securities Dealers, Inc.
#	Lead Director.
(1)	Includes service as a director of Boston Private Bank & Trust Company (“Boston Private Bank”) prior to the formation of the holding company structure in 1988.
(2)	Nominee for election or re-election.

The principal occupation and business experience during the last five years of each Director and nominee for election or re-election as Class III Directors is set forth below:

Herbert S. Alexander. Mr. Alexander is founder, President and Chief Executive Officer of Alexander, Aronson, Finning & Co., P.C., a firm of certified public accountants and consultants established in 1973. He serves on the Alumni Board of Boston University School of Management and on the Investment Committee of Morgan Memorial Goodwill Industries in Boston, Massachusetts, and formerly served on the Board of Directors of the Massachusetts Society of Certified Public Accountants and the Massachusetts Easter Seal Society. Additionally, he is a member of the Advisory Council of the Northeastern University Graduate School of Professional Accounting, Co-Chair of the YWCA of Central Massachusetts Capital Campaign and Chair of the Easter Seals Annual Campaign in Central Massachusetts. Mr. Alexander is also a director of Boston Private Bank.

Peter C. Bennett. Mr. Bennett is a private investor and former Executive Vice President and director of State Street Research & Management Company where he was a senior executive from 1984 to 2001 when he retired. Mr. Bennett is Chairman of the Board of Directors of Christian Camps & Conferences, Inc., Boston, Massachusetts, and is Chairman of the Board of Trustees of Gordon College where he also serves on the Audit and Finance Committees. Additionally, he serves on the Boards of Advisors of Business Technology Alliance in Boston and Manomet Center for Conservation Sciences.

Eugene S. Colangelo. Mr. Colangelo is Chairman of the Board of Julio Enterprises and has served as such since the early 1980s. Julio Enterprises, a conglomerate headquartered in Westborough, Massachusetts, operates numerous businesses including retail, publishing and real estate. He is a member of the Board of Directors of Morgan Memorial Goodwill Industries in Boston, Massachusetts, and is currently Chairman of the Retail Oversight Committee. Mr. Colangelo serves as Chairman of the Board of Directors of Boston Private Bank.

Kathleen M. Graveline. Ms. Graveline is a retired financial services executive. She was formerly Executive Vice President of John Hancock Financial Services (1996-2001) where she was responsible for managing all facets of the Retail Sector. She also spent three years as Senior Vice President of Alternative Channels and Product Management at John Hancock. Prior to joining Hancock, she held the position of Senior Vice President of Fidelity Investments High Net Worth Group. Her other roles have included serving as Managing Partner of the Communique Group, a marketing and promotions firm, and Senior Vice President of The Boston Company where she held various positions in the marketing and product development areas of the bank. Ms. Graveline serves on the Board of Overseers of WGBH and chairs the Marketing and Public Relations Committee, and she is on the Board of Corporators of Heritage Gardens in Sandwich, Massachusetts. Ms. Graveline is also on the Board of Directors of Boston Private Bank.

Lynn Thompson Hoffman. Mrs. Hoffman is an attorney and private investor and serves as the Lead Director of the Company. A former investment banker with Paine Webber and publisher with Houghton Mifflin Company, Mrs. Hoffman has served as Director of First Mutual Bank, the American Association of Publishers and the Massachusetts Society for the Prevention of Cruelty to Children where she chaired the Finance and Investment Committee. She has also served as Overseer of the New England Conservatory, Harvard Community Health Plan, and Babson College and was the past President of the Shirley Eustis House Association. Mrs. Hoffman is a Director of the Museum of New Mexico Foundation and serves on the Executive, Finance and Investment Committees. She resides in Santa Fe, New Mexico.

Richard I. Morris, Jr. Mr. Morris retired as Vice Chairman of Putnam Lovell NBF on December 31, 2002. He joined Putnam Lovell (formerly known as Putnam Lovell Securities, Inc.), a financial services investment banking firm, in July 1997 as Chief Operating Officer and Managing Director and established the firm’s London office. Mr. Morris was elected President of Putnam Lovell in June 2001 and became Vice Chairman following the company’s acquisition by National Bank Financial Inc., a subsidiary of National Bank of Canada, in June 2002. Prior to joining Putnam Lovell, Mr. Morris served as President and Chief Executive Officer of Cursitor Alliance LLC. Mr. Morris was a co-founder, Principal and Chief Financial Officer of the Cursitor companies, an international asset management and research group. He established The London Partnership Limited, which became part of Cursitor, in July 1983 and was a founding director of Cursitor Management Limited and Cursitor-Eaton Asset Management Company, the principal investment management units of the group. Prior to joining Cursitor, Mr. Morris spent fifteen years at The Boston Company, beginning as a junior programmer in the Investment Technology Group and ending as Vice President with responsibility for finance and administration of its asset management business. Mr. Morris currently serves as an advisor to TA Associates, a leading private equity investor, identifying and developing asset management investments in Europe. He is also a Special Advisor to FRM Holdings Limited, a leading manager of funds of hedge funds. He formerly served as a director of Arrowstreet Capital L.P., the Tavistock and Portman NHS Trust and the Tavistock Clinic Foundation.

Walter M. Pressey. Mr. Pressey is President and Director of Boston Private Financial Holdings, Inc., which he joined in September of 1996. He also serves on the Board of Directors of RINET Company, LLC and KLS Professional Advisors, LLC, both of which are affiliates of the Company. He served as President and Chief Financial Officer of the Company from 1996-2004. Prior to joining Boston Private, Mr. Pressey served in various senior executive capacities with Boston Safe Deposit and Trust Company and its parent, The Boston Company. His career at The Boston Company spanned twenty-six years and included, among other assignments, Treasurer and Chief Financial Officer of The Boston Company and its subsidiaries, Chief Planning Officer of The Boston Company, and Manager of Cash Management Services. Mr. Pressey serves as Vice Chairman and Treasurer on the Board of Trustees of the CBR Institute for Biomedical Research, a non-profit medical research firm affiliated with the Harvard Medical School and Children’s Hospital in Boston. He is past President and Director of the Financial Executives International—Boston Chapter and currently serves as Chair of the Nominating Committee.

Formerly, Mr. Pressey was President of the Treasurers Club of Boston, President of the Harvard Business School Alumni Association of Boston, Director of the Harvard Alumni Association, Director of the Harvard Business School Alumni Association, and served as Founder, Director and Treasurer of the Foundation for Belmont Education. He also was Director and Treasurer of the Massachusetts Horticultural Society. Mr. Pressey holds an MBA from the Harvard Graduate School of Business Administration and a BA in chemistry from the University of Vermont. He served as a First Lieutenant with the U. S. Army Chemical Corps at Edgewood Arsenal in Maryland and in the Vietnam theatre.

William J. Shea. Mr. Shea is the Executive Chairman of Royal & SunAlliance USA, Inc., part of one of the largest property and casualty insurance companies in the world. He served as President and Chief Executive Officer of Conseco, Inc. from 2001-2004 where he successfully managed that firm’s restructuring process. Prior to joining Conseco, Mr. Shea served as Chairman of the Board for Centennial Technologies, a public manufacturing company. Mr. Shea also served as Vice Chairman and Chief Financial Officer of BankBoston, Inc. prior to its acquisition by Fleet, where he had responsibility for all financial aspects of the corporation, investor relations, risk management, capital markets and private banking, among other areas. He began his career in the financial services area with Coopers & Lybrand, where he spent twenty years, and rose to serve as Vice Chairman and Firm Council Member. Mr. Shea formerly served on the Board of the Executive Committee for the Boston Stock Exchange and the Boards of Trustees for Children’s Hospital in Boston and Northeastern University. Mr. Shea has served as the Chairman of the Board of Demoulas Supermarkets since 1999 and serves on the Board of AIG SunAmerica.

Dr. Allen L. Sinai. Dr. Sinai is President, Chief Executive Officer and Chief Global Economist/Strategist of Decision Economics, Inc. (“DE”). Dr. Sinai is responsible for the DE forecasts and analyses of the U.S. and world economic and financial markets and translating this information for use in bottom-line decisions by senior level decision-makers in financial institutions, corporations and government. Dr. Sinai also is responsible for the business operations and financial performance of DE. Previously, Dr. Sinai served for over 13 years at Lehman Brothers, where he was Managing Director and Chief Global Economist, and the Director of Lehman Brothers Global Economics. He also served as Executive Vice President and Chief Economist of The Boston Company, a subsidiary of Shearson Lehman Brothers. Prior to Lehman Brothers, Dr. Sinai was Chief Financial Economist and Senior Vice President at the Lexington, Massachusetts based Data Resources, Inc. (DRI). Dr. Sinai has taught at numerous universities, including Brandeis, the Massachusetts Institute of Technology, Boston University, New York University and the University of Illinois-Chicago. He is a past President and Fellow of the Eastern Economic Association and President of the North American Economics and Finance Association. He has been Chairman of the Committee on Developing American Capitalism (CODAC) and a past member of the Time Magazine Board of Economists.

John A. Straus. From 2000 to 2005, Mr. Straus served as the Managing Director of JP Morgan U.S. Private Bank. In this role, Mr. Straus was responsible for $1.1 billion in revenue, $200 billion in assets under supervision, and a $14 billion loan portfolio. While at JP Morgan U.S. Private Bank, he led the merger integration of Chase Private Bank, U.S., JP Morgan U.S. Private Bank and Hambrecht & Quist brokerage. He also played an important role in the JP Morgan U.S. Private Bank and BankOne PCS merger. Prior to joining JP Morgan U.S. Private Bank, Mr. Straus held various managerial positions at Morgan Stanley including serving as the Head of U.S. Private Wealth Management, where he helped grow revenues from $210 million in 1994 to $800 million in 2000. Earlier in his career he held various management positions at Salomon Brothers, Mathews and Wright, and Harris Bank. Mr. Straus is the President of the Darien United Way, serves on the Board of Directors of the Holderness School, N.H. and is an Advisory Board Member of the DePaul University Finance Department.

Timothy L. Vaill. Mr. Vaill is Chairman of the Board of Directors and Chief Executive Officer of the Company, which he joined on January 1, 1993. He also serves on the Board of Directors of Boston Private Bank & Trust Company, Borel Private Bank & Trust Company, First Private Bank & Trust, Gibraltar Private Bank & Trust Company, Westfield Capital Management Company LLC, Sand Hill Advisors, Inc., Boston Private

Value Investors, Inc., Coldstream Capital Management, Inc., and Dalton, Greiner, Hartman & Maher, LLC (“DGHM”), all of which are affiliates of the Company. Prior to joining the Company, Mr. Vaill was President of Boston Safe Deposit & Trust Company, and Executive Vice President of its parent, The Boston Company, serving as a director of both companies. He was with The Boston Company in various executive capacities for 18 years, and among other assignments, directed all of its international activities. In 1992, Mr. Vaill served in a senior consulting capacity for Fidelity Investments in Boston where he created a new business for the high net worth marketplace. Mr. Vaill serves on the Board of The Schreiber Corporation and also serves as a Director for the New England Aquarium, The New Hampshire Music Festival, The BAA, Inc. and the Board of Trustees at Bay State College in Boston. He is also on the Board of Overseers for New England Medical Center and for the New England Conservatory.

Stephen M. Waters. Mr. Waters is a partner at Compass Advisers, an independent advisory firm established in 2001, and Chairman of the Board and Chief Executive Officer of Compass Partners International, which he founded in 1996. Prior to this, Mr. Waters spent over twenty years advising corporate and financial entities both in the U.S. and internationally. Mr. Waters served from 1992 to 1996 as Co-Chief Executive Officer of Morgan Stanley Europe and was a member of Morgan Stanley’s worldwide 12-person Operating Committee. Mr. Waters joined Morgan Stanley as a Managing Director in the Mergers and Acquisitions Department in June 1988 and was Co-Director of that department from January 1990 to early 1992. Mr. Waters was Co-Director of the Mergers and Acquisition Department at Shearson Lehman Brothers from 1985 to 1988. He is a Director of Compass Partners European Equity Fund, serves as Vice Chairman of the Harvard College Fund, Chair of Harvard University Committee on Student Excellence and Opportunity and is a member of the Board of Visitors to Harvard Business School and the Investment Committee of Princeton Theological Seminary. He is also Vice Chairman of the United States Naval Institute.

Board of Directors Meetings

The Board of Directors held eight meetings of the full Board during 2005. Each incumbent Director attended at least 75% of the aggregate number of meetings of the Board of Directors and the committees of which he or she was a member in 2005, with the exception of John A. Straus who was elected to the Board in October of 2005.

Director Nominations

Directors of the Company are nominated in accordance with the Company’s by-laws, which provide that directors may be nominated (i) by a majority of the Board of Directors or (ii) by any holder of record of any shares of the capital stock of the Company entitled to vote at the annual meeting of stockholders. Any stockholder who seeks to make such a nomination for the 2007 annual meeting must be present in person at such Annual Meeting and must comply with the notice provisions set forth below under “SUBMISSION OF STOCKHOLDER PROPOSALS FOR 2007 ANNUAL MEETING.”

Committees of the Board of Directors

The standing committees of the Board of Directors include, among others, the Audit and Risk Management Committee, the Governance Committee, and the Compensation Committee.

The Audit and Risk Management Committee

The Audit and Risk Management Committee (hereinafter referred to as the “Audit Committee”) consists of four members of the Board, each of whom is independent in accordance with the definition of independence in the Marketplace Rules of the National Association of Securities Dealers, Inc. The Board of Directors has determined that Herbert S. Alexander and William J. Shea are “audit committee financial experts” in accordance with Commission regulations. The present members of the Audit Committee are Herbert S. Alexander, Chair, Kathleen M. Graveline, Vice Chair, William J. Shea and Stephen M. Waters. A current copy of the charter of the

Audit Committee is available on the Company website at www.bostonprivate.com under the tab “Investor Relations/Corporate Governance”. The Audit Committee held 13 meetings in 2005.

The Governance Committee

The Governance Committee periodically reviews the arrangements for the overall governance of the organization by the Board of Directors and committees, assists the Board of Directors by evaluating the performance of the Board and its committees, identifies individuals qualified to become members of the Board, recommends the slate of candidates to be nominated for election, recommends the members and the Chairs of the committees of the Board, and reviews and assesses the charters of all of the Committees of the Board. The present members of the Governance Committee are Richard I. Morris, Jr., Chair, Lynn Thompson Hoffman, Vice Chair, Eugene S. Colangelo and Peter C. Bennett. Each member of the Governance Committee meets the independence requirements set forth in Rule 4350 of the Marketplace Rules of the National Association of Securities Dealers, Inc. The Governance Committee held four meetings in 2005.

Historically, the Company has not received any proposals from stockholders recommending director candidates to be nominated for membership on the Board of the Company. Consequently, the Board of Directors has not viewed the development of a formal policy regarding the consideration of any director candidates recommended by stockholders to be appropriate, and the Governance Committee does not have such a formal policy. A stockholder wishing to nominate a director separately from the slate of directors nominated by the Company for the 2007 annual meeting should follow the procedures described in this Proxy under the heading “Submission of Stockholder Proposals for 2007 Annual Meeting.”

The Governance Committee has not established any specific, minimum qualifications that it believes must be met by an individual in order to be considered for nomination by the Committee to the Company’s Board of Directors, nor has the Governance Committee identified any specific qualities or skills that it believes are necessary for one or more of the Company’s directors to possess. In identifying potential candidates for the Board, the Governance Committee considers a broad range of qualitative factors including, but not limited to, an evaluation of the existing make-up of the Company’s Board of Directors, specialized skills that may be needed, diversity, knowledge, expertise, business contacts and relationships, and the ability to commit appropriate time to the duties of a director, in order to address the perceived needs of the overall Board of Directors. In identifying nominees for election at the Annual Meeting, the Governance Committee reviews those members of the Board whose terms are expiring, discusses in detail the skill sets of each member, reviews the particular contributions made over the potential nominee’s most recent term, reviews any changes to the member’s circumstances (such as employment changes, re-location, etc.), reviews attendance records and reaches a conclusion as to whether such person should be nominated to stand for re-election or election, as the case may be.

All nominees included in this Proxy are directors standing for re-election. While the Company has not typically retained third-party search firms to identify and evaluate potential nominees, it did hire such a firm in 2005 in connection with filling a vacancy on the Board.

A current copy of the charter of the Governance Committee is available on the Company website at www.bostonprivate.com under the tab “Investor Relations/Corporate Governance”.

The Compensation Committee

The Compensation Committee provides guidance to management and the Board of Directors on matters of executive compensation and related benefits, and makes recommendations to the Board of Directors where necessary on all compensation and benefits programs of the Company. The present members of the Compensation Committee are Eugene S. Colangelo, Chair, Peter C. Bennett, Vice Chair, Kathleen M. Graveline and John A. Straus. Each member of the Compensation Committee meets the independence requirements set forth in Rule 4350 of the Marketplace Rules of the National Association of Securities Dealers, Inc. The Compensation Committee held nine meetings in 2005.

Stockholders’ Communications with the Board of Directors

Stockholders wishing to communicate with the Company’s Board of Directors should address their communications to the Company’s investor relations department by email at investor-relations@bostonprivate.com, by phone at 617-912-1900, or by mail sent to the Company’s main address at Ten Post Office Square, Boston, Massachusetts 02109, Attention: Investor Relations. The mailing envelope should contain a clear notation indicating that the enclosed letter is a “Stockholder-Board Communication” or “Stockholder-Director Communication.” All such letters should clearly state whether the intended recipients are all members of the Board or certain specified individual Directors. All communications will be reviewed by the Company’s investor relations department who will determine whether the communication will be relayed to the Board. Except for resumes, sales and marketing communications, or notices regarding seminars or conferences, summaries of all stockholder communications will be provided to the Board.

Directors’ Attendance at Annual Meetings

The Company does not require Directors to attend the annual meeting of stockholders. The Company does, however, schedule a meeting of its Board of Directors on the same day as the annual meeting of stockholders to facilitate each Director’s attendance at the annual meeting of stockholders. All of the members of the Company’s Board of Directors at that time attended the Company’s annual meeting of stockholders held April 27, 2005.

Compensation of Directors

Directors of the Company, who are not full-time employees of the Company or any of its subsidiaries, will receive compensation under a compensation program which became effective May 1, 2004. The annual retainer fee for Directors of the Company who are not full-time employees of the Company is $30,000; the lead director’s retainer is $40,000. This annual retainer fee is payable 100% in cash. In addition, Non-Employee Directors who serve as committee members receive an additional annual retainer fee, payable in cash, of $10,000 for audit committee and $7,500 for all other committees. Chairpersons of committees receive an annual retainer fee, payable in cash, of $15,000 for audit committee and $10,000 for all other committees. In addition to the foregoing, any outside director serving simultaneously as a member of the Board of Directors of the Company and the board of directors of a subsidiary may receive retainer fees for each board on which he or she serves. Directors of the Company also receive 1,500 shares of common stock on an annual basis pursuant to the 2004 Stock Option and Incentive Plan (the “2004 Plan”) (See description below).

In 2004, the Company’s Board of Directors and shareholders voted to approve and adopt the 2004 Plan for officers, employees, Non-Employee Directors and other key persons of the Company and its subsidiaries. The 2004 Plan replaced the Directors’ Stock Option Plan (the “Directors’ Plan”) that was originally approved in 1993, and upon adoption of the 2004 Plan, grants are no longer made under the Directors’ Plan. The 2004 Plan provides that during each fiscal year of the Company each Non-Employee Director of the Company may be granted, at the discretion of the Administrator (as defined in the 2004 Plan), Non-qualified Options to acquire up to 7,500 shares of common stock. Each Non-Qualified Option granted to a Non-Employee Director will have an exercise price equal to the fair market value of the shares of common stock of the Company on the grant date and will expire upon its tenth anniversary. Unless otherwise determined by the Administrator, these stock options will be exercisable after the first anniversary of the grant date. The Administrator may also grant shares (at no cost or for a purchase price determined by the Administrator) of common stock that are free from any restrictions under the 2004 Plan. Unrestricted stock may be granted to any participant in recognition of past services or other valid consideration, and may be issued in lieu of cash compensation due to such participant. As with the Directors’ Plan, the 2004 Plan also provides that any Director who retires after serving 12 years on the Board is eligible for a one-time award of an option to purchase 10,000 shares of Common Stock.

INFORMATION REGARDING EXECUTIVE OFFICERS

The following table lists the name, age and position of each executive officer of the Company.

Name	Age	Position
Margaret W. Chambers	46	Executive Vice President, General Counsel and Secretary of the Company
J. H. Cromarty	49	President—Eastern Region of the Company; Director—Boston Private Value Investors, Inc., KLS Professional Advisors Group, LLC, RINET Company, LLC, Boston Private Bank & Trust Company and Gibraltar Private Bank & Trust Company
Jonathan H. Parker	60	President—Western Region of the Company; Director—Sand Hill Advisors, Inc., Borel Private Bank & Trust Company, First Private Bank & Trust, and Bingham, Osborn & Scarborough LLC
Walter M. Pressey	61	President and Director of the Company; Director—KLS Professional Advisors Group, LLC, and RINET Company, LLC
Timothy L. Vaill	64	Chairman of the Board of Directors and Chief Executive Officer of the Company; Director of Boston Private Bank & Trust Company, Westfield Capital Management Company LLC, Sand Hill Advisors, Inc., Borel Private Bank & Trust Company, First Private Bank & Trust, Coldstream Holdings, Inc., Boston Private Value Investors, Inc., DGHM and Gibraltar Private Bank & Trust Company
Robert J. Whelan	44	Executive Vice President and Chief Financial Officer of the Company

Pursuant to the by-laws of the Company, the President, Treasurer and Secretary of the Company hold office until the first meeting of the Directors following the next annual meeting of stockholders, or any special meeting held in lieu thereof. Other officers shall hold office for the same term described above, unless a shorter term is specified in the vote electing or appointing them.

Margaret W. Chambers. Ms. Chambers is Executive Vice President and General Counsel for the Company. She has over 20 years experience in the legal arena focusing on financial services matters. She is responsible for overseeing the Company’s operations from a legal perspective including merger and acquisition activities, regulatory examinations, board materials and relations, regulatory filings, real estate, employment and insurance matters. Ms. Chambers serves as the firm’s Secretary, and is also Assistant Secretary for Boston Private Bank & Trust Company. Prior to joining Boston Private, Ms. Chambers served as Executive Vice President and General Counsel for Funds Distributor, Inc., a Boston Institutional Group company. Before joining Funds Distributor, she served as Vice President and Assistant General Counsel at the investment management firm of Loomis, Sayles & Company, L.P. Prior to her position with Loomis, she was an associate with the law firm of Ropes & Gray focusing on securities regulatory matters, including investment company, investment advisory, broker-dealer, and securities offering matters.

J. H. Cromarty. Mr. Cromarty joined the Company in 2004 as President-Eastern Region, with responsibility for expanding and overseeing the firm’s wealth management capabilities in the eastern regions of the U.S. Prior to joining the Company, Mr. Cromarty was President and a director of State Street Global Alliance, LLC, an asset management holding company jointly owned by State Street Global Advisors and ABP, the Dutch pension plan for civil servants. In that capacity, he was responsible for building and managing a portfolio of eight asset management companies based in the U.S., Europe and Asia. While at State Street, he also served as managing director for the firm’s high net worth and fiduciary outsourcing businesses. Mr. Cromarty’s professional career started at The Boston Company, where he worked for over ten years before becoming a founding director of PanAgora Asset Management. Mr. Cromarty serves on the boards of directors of RINET Company, LLC, Boston Private Value Investors, Inc., KLS Professional Advisors Group, LLC, Boston Private Bank & Trust Company and Gibraltar Private Bank & Trust Company.

Jonathan H. Parker. Mr. Parker is President-Western Region, with responsibilities for the West Coast affiliates of the Company. Prior to joining the Company as Executive Vice President in January 2003, he worked with the Company as a consultant focusing on acquisition matters. Mr. Parker is a respected expert on marketing and corporate strategy, with sub-specialties in mergers and acquisitions, and turnarounds. He has more than thirty years experience planning and directing business expansion for national and global businesses in a variety of industries. He was a founding Partner in 1980 of the management consulting firm of Edgar, Dunn & Company, a strategy firm headquartered in San Francisco with operations in London, Atlanta, and Sydney. Mr. Parker led the firm’s marketing and branding practice and was engaged by CEOs and Boards to advise them on brand strategy, new product development, diversification, new product launches, and acquisitions. Recent engagements included Wells Fargo Bank, AirTouch, the International Olympic Committee, Holiday Inn Worldwide, AT&T, and Monsanto. Prior to helping launch Edgar, Dunn & Co, Mr. Parker spent three years at Deloitte & Touche, where his assignments as a manager in the consulting practice developed his business valuation skills. Before joining Deloitte & Touche in San Francisco, he directed a variety of sales and marketing functions for American Airlines, Inc. He serves as a director of Nelson Staffing, and the Sonoma Valley Boys and Girls Club. Mr. Parker also serves on the boards of directors of Sand Hill Advisors, Borel, First Private Bank & Trust, and Bingham, Osborn & Scarborough LLC.

Robert J. Whelan. Mr. Whelan joined Boston Private in December 2004 as Executive Vice President and Chief Financial Officer. Mr. Whelan has over 20 years experience in the financial services industry. Most recently, he was Chief Financial Officer of MFS Investment Management and held additional senior positions at the firm over the last eight years as corporate controller, director of strategic planning and group vice president, business and technology planning. Previously, Mr. Whelan directed several strategic planning and new business development initiatives for BankBoston’s consumer bank and was an engagement manager with Deloitte & Touche Consulting Group. He began his career with Bank of New England, N.A. where he held responsibilities in the Bank’s treasury and capital markets division, as an asset and liability management portfolio manager and the Bank’s finance/operations management development program.

For biographical information regarding Walter M. Pressey and Timothy L. Vaill, see “INFORMATION REGARDING DIRECTORS.”

COMPENSATION OF EXECUTIVE OFFICERS

Summary Compensation. The following table sets forth information concerning the compensation paid to or earned by the Company’s Chief Executive Officer and the four other most highly compensated executive officers of the Company (the “Named Executive Officers”) during each of the fiscal years ended December 31, 2005, 2004, and 2003, respectively.

SUMMARY COMPENSATION TABLE

					Long Term Compensation Awards
Name and Principal Position	Year	Salary($)	Bonus ($)(1)	Other Annual Compensation($)(2)	Restricted Stock Awards($)(3)		Securities Underlying Options(#)	All Other Compensation($)
Timothy L. Vaill Chairman and Chief Executive Officer	2005 2004 2003	585,000 535,000 490,000	860,538 745,355 651,303	27,278 31,952 20,291	405,900 407,400 302,088	(4)	45,000 45,000 35,700	65,565 109,172 44,039	(5) (5) (5)
Margaret W. Chambers Executive Vice President, General Counsel and Secretary (8)	2005 2004 2003	283,500 270,000 N/A	200,769 150,677 N/A	470 414 N/A	54,120 40,740 N/A	(6)	10,000 10,000 N/A	7,000 6,500 N/A	(7) (7)
J. H. Cromarty President—Eastern Region	2005 2004 2003	325,000 117,500 N/A	325,769 100,000 N/A	7,694 N/A N/A	81,180 224,400 N/A	(9)	12,000 N/A N/A	18,663 N/A N/A	(10)
Jonathan H. Parker, President—Western Region (11)	2005 2004 2003	276,000 231,000 195,577	325,769 250,677 150,651	470 414 398	108,240 54,320 161,460	(12)	14,000 15,000 5,000	17,000 6,500 N/A	(13) (13)
Walter M. Pressey President	2005 2004 2003	400,000 360,000 325,000	599,538 501,355 451,303	1,236 4,608 797	202,950 162,960 248,400	(14)	25,000 20,000 18,000	15,527 17,305 7,921	(15) (15) (15)

(1)	Includes Company-wide Longevity Bonus Awards as follows: to Messrs. Vaill and Pressey, awards consisting of unrestricted Common Stock with a value of $1,538 in 2005, a value of $1,355 in 2004 and a value of $1,303 in 2003; unrestricted Common Stock with a value of $769 in 2005, a value of $677 in 2004 and a value of $651 in 2003 to Mr. Parker; unrestricted common stock with a value of $769 in 2005 and a value of $677 in 2004 to Ms. Chambers; and unrestricted common stock with a value of $769 to Mr. Cromarty in 2005.
(2)	Includes amounts paid to named executive officers to cover taxes incurred in connection with the Longevity Bonus Awards and other benefits for which the executive incurred tax liabilities.
(3)	The value of restricted stock is calculated utilizing the closing market price on the date of grant. Restricted stock awards are fully vested three years from the date of award. Dividends are paid on issued shares of restricted stock. Awards made on November 17, 2003 for certain of the named officers will be vested four years from the date of grant. The award of 24,610 shares issued to Mr. Vaill on October 3, 2001 vests according to his Supplemental Executive Retirement Plan (“SERP”) agreement.
(4)	At December 31, 2005, Mr. Vaill held 70,510 shares (includes 24,610 shares held in Mr. Vaill’s SERP) of restricted stock with an aggregate value of $2,144,914 based upon the closing price of $30.42 on December 30, 2005.
(5)	Includes a $7,000 matching contribution by the Company to Mr. Vaill’s 401(k) for Plan year 2005, $26,376 for life insurance premiums, $5,138 for legal services and $25,901 for reimbursement of expenses associated with tax and financial planning services and $1,150 for Executive Medical Services benefits; includes a $6,500 matching contribution by the Company to Mr. Vaill’s 401(k) for Plan year 2004, $26,376 for life insurance premiums, $67,182 for legal services and $9,114 for reimbursement of expenses associated with tax and financial planning services; includes a $6,000 matching contribution by the Company to Mr. Vaill’s 401(k) for Plan Year 2003, $19,511 for reimbursement of life insurance premiums and $16,607 for the reimbursement of expenses associated with tax and financial planning services and $1,921 for Executive Medical Services benefits.
(6)	At December 31, 2005, Ms. Chambers held 6,500 shares of restricted stock with an aggregate value of $197,730 based upon the closing price of $30.42 on December 30, 2005.
(7)	Includes a $7,000 matching contribution by the Company to Ms. Chambers’ 401(k) for Plan year 2005 and $6,500 for Plan year 2004.

(8)	Ms. Chambers’ base compensation is pro-rated to reflect a reduced work week.
(9)	At December 31, 2005, Mr. Cromarty held 13,000 shares of restricted stock with an aggregate value of $395,460 based upon the closing price of $30.42 on December 30, 2005.
(10)	Includes a $7,000 matching contribution by the Company to Mr. Cromarty’s 401(k) account for Plan year 2005 and $11,663 reimbursement of expenses associated with tax and financial planning services.
(11)	Mr. Parker’s base compensation is pro-rated to reflect a reduced work week.
(12)	At December 31, 2005, Mr. Parker held 12,500 shares of restricted stock with an aggregate value of $380,250 based upon the closing price of $30.42 on December 30, 2005.
(13)	Including a $7,000 matching contribution by the Company to Mr. Parker’s 401(k) for Plan year 2005 and $10,000 reimbursement of expense associated with tax and financial services, and a $6,500 matching contribution by the Company to Mr. Parker’s 401(k) for Plan year 2004.
(14)	At December 31, 2005, Mr. Pressey held 23,500 shares of restricted stock with an aggregate value of $714,870 based upon the closing price of $30.42 on December 30, 2005.
(15)	Includes a $7,000 matching contribution made by the Company to Mr. Pressey’s 401(k) account for the Plan year 2005; a $6,552 reimbursement of expenses associated with tax and financial planning services and $1,675 for Executive Medical Services benefits; includes a $6,500 matching contribution made by the Company to Mr. Pressey’s 401(k) account for the Plan year 2004; a $2,680 contribution for legal services, and $8,125 reimbursement of expenses associated with tax and financial planning services; represents a $6,000 matching contribution made by the Company to the executive’s 401(k) account for 2003.

Option Grants. The following table sets forth information concerning the individual grants of options to purchase Common Stock to the named executive officers during the fiscal year ended December 31, 2005.

OPTIONS/SAR GRANTS IN LAST FISCAL YEAR

Name	Total Number of Securities Underlying Options Granted(#)(1)	Percent of Options Granted to Employees in Fiscal Year(%)(2)	Exercise or Base Price ($/Sh)	Expiration Date	Potential Realized Value at Assumed Annual Rates of Stock Price Appreciation for Option Term
					5%($)	10%($)
Timothy L. Vaill	45,000	5.28%	27.06	2/11/2015	765,805	1,940,700
Margaret W. Chambers	10,000	1.17%	27.06	2/11/2015	170,179	431,267
J. H. Cromarty	12,000	1.41%	27.06	2/11/2015	204,215	517,520
Jonathan H. Parker	14,000	1.64%	27.06	2/11/2015	238,250	603,773
Walter M. Pressey	25,000	2.94%	27.06	2/11/2015	425,447	1,078,167

(1)	These options vest annually in three equal installments beginning on the first anniversary from the date of grant.
(2)	Options to acquire a total of 851,500 shares of Common Stock were issued in 2005.

Option Exercises and Holdings. The following table sets forth on an aggregate basis information concerning each exercise of options to purchase Common Stock during the fiscal year ended December 31, 2005 by each of the named executive officers, as well as the number and value of unexercised options to purchase Common Stock at fiscal year end.

Aggregate Option Exercises in Last Fiscal Year

and Fiscal Year-End Option Values

Name	Shares Acquired On Exercise(#)	Value Realized($)	Number of Unexercised Options at Fiscal Year-End(#) Exercisable/Unexercisable	Value of Unexercised In-the-Money Option at Fiscal Year-End($) Exercisable/Unexercisable(1)
Timothy L. Vaill	80,000	$1,564,564	236,250/86,900	3,479,720/412,030
Margaret W. Chambers	—	—	14,000/19,500	98,968/91,582
J. H. Cromarty	—	—	— /12,000	— /40,320
Jonathan H. Parker	—	—	8,750/25,250	56,838/93,152
Walter M. Pressey	80,000	$1,234,455	19,625/44,334	193,957/209,669

(1)	Based on the closing price of $30.42 on the NASDAQ National Market System on December 30, 2005, less the exercise price of the option award. Unless exercised, options expire ten years from the date granted.

SUPPLEMENTAL EXECUTIVE RETIREMENT AGREEMENT

The Company and Mr. Vaill entered into a Supplemental Executive Retirement Agreement in May 2001. The Supplemental Executive Retirement Agreement provides for payments upon retirement or termination of Mr. Vaill. The agreement was subsequently amended in July 2004. Expected executive benefits were increased and the full vesting age was increased to age 68. The following table illustrates annual retirement benefits at ages 65 and 68. The amounts listed in the table below are based upon the assumption that the agreement continues in its present form. Amounts paid pursuant to the agreement are subject to withholding for any applicable taxes.

Age	Estimated Annual Normal Retirement Benefit	Years of Service At Retirement
65	$382,668	14
68	$685,975	17

1. The benefits in the above table are calculated as the product of:

(i) 3.0%,

(ii) the number of years of service, and

(iii) Mr. Vaill’s Final Average Pay (as defined below).

The resulting amount is offset by:

(a) the annual Social Security benefit payable at retirement multiplied by (years of service divided by 40)

(b) the annuitized value of the employer-provided 401(k) balance

(c) the annuitized value of the vested portion of 24,610 shares of common stock granted on October 3, 2001 pursuant to the Restated 1997 Long-Term Stock Incentive Plan (the “1997 Plan”).

2. Final Average Pay: a three-year average of base salary and annual cash bonus ending with the year immediately preceding the year in which Mr. Vaill’s employment is terminated.

3. Mr. Vaill currently has approximately 13 years of credited service.

4. Mr. Vaill is currently 70% vested in his retirement benefit. Vesting at future ages is as follows:

Age	Vesting
64	70%
65	80%
66	85%
67	90%
68	100%

Deferred Compensation Plan

The Company offers a deferred compensation plan that enables certain executives to elect to defer a portion of their income. The amounts deferred are excluded from the employee’s taxable income and are not deductible by the Company until paid. The employee selects from a limited number of mutual funds and the deferred liability is increased or decreased to correspond to the market value of these underlying hypothetical mutual fund investments. The increase in value is recognized as compensation expense. Historically, the deferred compensation liability was not funded. However, during 2003, the Company established and funded a Rabbi Trust to offset this liability. The Rabbi Trust holds similar assets and mirrors the activity in the hypothetical mutual funds.

Report of the Compensation Committee of the Board of Directors on Executive Compensation

The Compensation Committee of the Board of Directors is comprised of the following Non-Employee Directors of the Company: Eugene S. Colangelo, Chair, Peter C. Bennett, Vice Chair, Kathleen M. Graveline and John A. Straus. The Committee provides guidance to management and the Board of Directors on matters of executive compensation and related benefits, and makes recommendations to the Board of Directors, where necessary, on all compensation and benefits programs of the Company.

Statement of Compensation Philosophy

Compensation Strategy. The Board of Directors and the Compensation Committee compensate members of senior management for their contributions to the Company over both the short and the long-term, and provide incentives to maximize their performance. Executive compensation is designed to create a performance-oriented environment that differentiates awards based on performance, aligns the interests of senior management with those of the stockholders, attracts and retains key executives critical to the long-term success of the Company and provides compensation opportunities which are fully competitive with those offered in the marketplace. The Compensation Committee reviews compensation studies developed by compensation and benefits consultants hired by the Committee for the Company to determine the competitiveness of its executive compensation program. The relevant market used for compensation analysis includes regional banks of comparable size with a similar business mix, private banking organizations within larger banks, investment management and wealth advisory firms, and financial planning firms. When compared to the mid-range of the relevant market, base salaries are targeted to be at or somewhat below the market, while performance-based compensation, which includes both short-term and long-term incentives, are targeted to be at or above the market.

Base Salaries. The purpose of base salary is to attract and retain key executives who are critical to the Company’s long-term success by providing a basic level of income comparable to or somewhat below that of executives in similar positions, as well as taking into account the individual’s performance and experience. Normal cost of living and appropriate merit adjustments are made periodically. Increases in base salary are also made as a result of significant increases in duties and responsibilities, if the Compensation Committee deems such increases appropriate.

Short-Term Incentives. The purpose of the Company’s short-term incentive plans is to motivate and reward executives for the achievement of earnings, sales and growth targets, as well as strategic initiatives in a given year in support of a “pay for performance” philosophy. Under this philosophy, the Compensation Committee awards incentive payments in its discretion based on results in three basic performance areas: overall company success, business line sales growth and contribution to overall profitability, and individual performance. Performance is measured primarily on results achieved against internal and external goals, taking into account key indicators such as earnings per share and return on equity, and performance measures as determined by the Compensation Committee each year.

Long-Term Stock Incentives. Stock option grants, restricted stock awards and other stock-based grants and awards are made under the Boston Private Financial Holdings, Inc. 2004 Stock Option and Incentive Plan. The purpose of the Company’s stock incentive plan is to provide executives opportunities to acquire an ownership interest in the Company. The Compensation Committee believes that ownership of Common Stock will provide an incentive to achieve increases in stockholders’ value over the long-term and will assure a closer identification of senior management with the Company’s stockholders by providing them with a more direct stake in the Company’s economic success and by aligning the interests of senior management with those of the Company’s stockholders.

The Company allocates a pool of awards to the executives and employees of each subsidiary. The number of shares and kinds of awards granted to an executive are based upon a number of factors, including the level of responsibility, individual performance, the Company’s performance, the value of the options and awards in relation to the individual’s base salary and total compensation versus similar positions in the market, and the amounts and kinds of prior awards. Management discretion is used to determine the amount of each specific award.

Stock options are awarded at the fair market value on the date of the grant, so that the gains for the executive officers are comparable to those of a stockholder purchasing a share of Common Stock on the same date. Generally, options vest in one-third increments, beginning one year from the date of the grant, and generally expire ten years from the date of the grant. In February of 2006, the Compensation Committee made annual grants of stock options to the Chief Executive Officer and other members of senior management, including the named executive officers.

In order to retain certain executives who are critical to the strategic and business initiatives contributing to the long-term success of the Company, the Company has awarded these executives restricted stock that generally vests on either the third or fourth anniversary of the date of the award.

Compensation of Timothy L. Vaill, Chief Executive Officer

The compensation paid to Timothy L. Vaill, the Chairman and Chief Executive Officer of the Company consisted of his annual base salary, a cash and unrestricted stock bonus, awards of stock options and restricted stock. For 2005, the Committee considered the following factors in determining the compensation to be paid to Mr. Vaill: the Company’s overall performance, return on equity and earnings per share results; Mr. Vaill’s performance against goals set for Mr. Vaill personally in four areas including financial earnings, shareholder value, operational excellence and leadership abilities; and the compensation of chief executive officers at similar institutions. Based on these factors, Mr. Vaill’s annual compensation, consisting of base salary and an annual performance incentive in the form of a cash bonus, was increased approximately 12.2% during 2005, and he was awarded 15,000 restricted shares of Common Stock and options to acquire 45,000 shares of Common Stock

Deductibility of Executive Compensation

Section 162(m) of the Internal Revenue Code of 1986, as amended, limits the tax deductibility of compensation paid by public companies to specified executive officers. Section 162(m) generally disallows the ordinary business expense deduction for compensation in excess of $1,000,000 paid to a company’s chief executive officer and each of the next four most highly compensated executive officers. However, certain performance-based compensation is excluded from the Section 162(m) limits if paid pursuant to plans approved by shareholders of the Company.

In January 2004 the Compensation Committee adopted certain changes to the structure of the Company’s cash incentive compensation program which are administered as part of the Annual Executive Incentive Plan adopted and approved by shareholders in 2004. As a result, a portion of the Company’s annual executive incentive compensation will qualify for treatment as performance-based compensation under Section 162(m).

The Committee will continue to review each element of compensation and take the appropriate steps to ensure deductibility if that can be accomplished without sacrificing flexibility and other important elements of the overall compensation program.

The Compensation Committee of the Board

Eugene S. Colangelo, Chair

Peter C. Bennett, Vice Chair

Kathleen M. Graveline

John A. Straus

Agreements with Executive Officers and Directors

The Company entered into an Executive Employment Agreement effective January 1, 2004 (the “Employment Agreement”) to extend, amend and restate the terms of Mr. Vaill’s then existing employment agreement, which expired in accordance with its terms on December 31, 2003. The Employment Agreement provides for a three-year term which expires on December 31, 2006 and can be automatically extended by successive one-year terms each December 31st. The term of the Employment Agreement is automatically extended, unless the Company provides thirty days’ prior written notice to the contrary to Mr. Vaill. Notwithstanding the foregoing, pursuant to the terms of the Employment Agreement, the Company may terminate Mr. Vaill for cause (as defined in the Employment Agreement). If the Company terminates the Employment Agreement without cause, Mr. Vaill will be entitled to receive, among other things, his base salary for the remainder of the term plus a pro-rata bonus for the year in which the termination occurs. If Mr. Vaill terminates his employment for good reason (as defined in the Employment Agreement) within three years following a change in control (as defined in the Employment Agreement), Mr. Vaill will be entitled to receive a payment equal to 2.99 times his average annual compensation for the three years preceding the change in control, provided that the Company will not be required to make any payment to the extent such payment would constitute a “parachute payment” within the meaning of Section 280G(b)(2) of the Internal Revenue Code of 1986, as amended (a “Parachute Payment”). The Employment Agreement also provides (i) that upon any voluntary termination by Mr. Vaill of his employment (other than with good reason), he shall not be employed by any significant competitor of the Company (as defined in the Employment Agreement) for two years following such termination, and (ii) that Mr. Vaill shall not disclose any confidential information obtained by him during his employment. Mr. Vaill is also eligible to receive stock options under the 2004 Stock Option and Incentive Plan and certain incentive payments directly tied to the profit performance of the Company.

In addition, the Company has entered into a Supplemental Executive Retirement Agreement with Mr. Vaill, which provides for payments to Mr. Vaill upon his retirement or termination of employment with the Company, other than for cause. For a more detailed description of the benefits for which Mr. Vaill is eligible, see “Supplemental Executive Retirement Plan” in this Proxy Statement

The Company entered into a Change in Control Protection Agreement effective December 1, 2003 (the “Pressey Agreement”) with Mr. Pressey. The Pressey Agreement provides for certain payments and other benefits upon the occurrence of a change in control (as defined below) and Mr. Pressey’s termination by the Company without cause (as defined in the Pressey Agreement) or by Mr. Pressey for good reason (as defined in the Pressey Agreement) at any time during the three years after a change in control. Upon the occurrence of such events, (i) Mr. Pressey will receive a payment equal to 2.99 times his average annual compensation for the five most recent taxable years preceding the change in control; (ii) Mr. Pressey’s outstanding unvested stock options and restricted stock awards shall become immediately exercisable or otherwise vested; and (iii) Mr. Pressey will be eligible to receive a pro-rata bonus for the year in which the termination occurs. Notwithstanding the foregoing, the Company will not be required to make any payment under the Pressey Agreement to the extent such payment would constitute a Parachute Payment.

The Company also entered into Change in Control Protection Agreements with Ms. Chambers effective November 21, 2003, Mr. Parker effective November 30, 2003, and Mr. Cromarty effective March 1, 2005 (the “Senior Management Agreements”). The Senior Management Agreements provide for certain payments and other benefits upon the occurrence of a change in control (as defined below) and the individual’s termination by the Company without cause (as defined in the Senior Management Agreements) or by the individual for good reason (as defined in the Senior Management Agreements) at any time during the three years after a change in control (as defined below). Upon the occurrence of such events, (i) the participants will receive a payment equal to 2.99 times (for Messrs. Parker and Cromarty) or 2.5 times (for Ms. Chambers) his/her total base salary for the year immediately preceding the change in control, plus the average bonus compensation for the three most recent taxable years preceding the change in control; (ii) outstanding unvested stock options and restricted stock awards shall become immediately exercisable or otherwise vested; and (iii) the participants will be eligible to receive a pro-rata bonus for the year in which the termination occurs. Notwithstanding the foregoing, the Company will not be required to make any payment under the Senior Management Agreements to the extent such payment would constitute a Parachute Payment.

For purposes of the Pressey and Senior Management Agreements, a “change in control” generally means the occurrence of any of the following events: (i) any person (as such term is defined in Section 13(d) of the Securities Exchange Act of 1934 (the “1934 Act”)) becomes a beneficial owner (as such term is defined in Rule 13d-3 under the 1934 Act) of at least 25% or more of the voting stock of the Company; (ii) the majority of the Board of Directors of the Company consists of individuals other than Incumbent Directors (as defined in the Pressey and Senior Management Agreements); or (iii) the stockholders of the Company approve (a) any consolidation or merger of the Company (as defined in the Pressey and Senior Management Agreements), (b) any sale, lease, exchange or other transfer of all or substantially all of the assets of the Company, or (c) any plan of liquidation of the Company.

Compensation Committee Interlocks and Insider Participation in Compensation Decisions

Messrs. Colangelo, Bennett and Straus, and Ms. Graveline served as members of the Compensation Committee of the Board of Directors of the Company during the fiscal year ended December 31, 2005. None of these individuals has ever been an officer or employee of the Company or any of its subsidiaries.

Report of the Audit and Risk Management Committee of the Board of Directors

The following is the report of the Audit Committee with respect to the Company’s audited financial statements for the fiscal year ended December 31, 2005. The Audit Committee acts under a written charter which specifies the scope of the Audit Committee’s responsibilities and how it carries out those responsibilities. Each member of the Audit Committee is independent within the definition of the Marketplace Rules of the National Association of Securities Dealers, Inc.

While the Audit Committee oversees the Company’s financial reporting process for the Board of Directors consistent with the Audit Committee charter, management has primary responsibility for this process, including the Company’s system of internal controls, and for the preparation of the Company’s consolidated financial statements in accordance with U.S. generally accepted accounting principles. In addition, the Company’s independent registered public accounting firm and not the Audit Committee is responsible for auditing those financial statements.

The Audit Committee has reviewed and discussed the Company’s December 31, 2005 audited financial statements with management and with KPMG LLP, the Company’s independent registered public accounting firm. The Audit Committee also has discussed with the independent registered public accounting firm the matters required to be discussed by Statement on Auditing Standards No. 61 (communication with audit committees) as amended by Statement on Auditing Standards No. 90 (audit committee communications). In addition, the Audit Committee has also received from the independent registered public accounting firm the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and has discussed with KPMG LLP its independence from the Company. The Audit Committee also considered whether the independent registered public accounting firm’s provision of non-audit services to the Company is compatible with the independence of KPMG LLP.

Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2005 for filing with the Securities and Exchange Commission.

The Audit and Risk Management Committee

Herbert S. Alexander, Chair

Kathleen M. Graveline, Vice Chair

William J. Shea

Stephen M. Waters

THE FOREGOING REPORTS SHALL NOT BE DEEMED TO BE “SOLICITING MATERIAL” OR TO BE “FILED” WITH THE SECURITIES AND EXCHANGE COMMISSION AND SHOULD NOT BE DEEMED INCORPORATED BY REFERENCE BY ANY GENERAL STATEMENT INCORPORATING BY REFERENCE THIS PROXY STATEMENT INTO ANY FILING UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, EXCEPT TO THE EXTENT THAT THE COMPANY SPECIFICALLY INCORPORATES THIS INFORMATION BY REFERENCE AND SHALL NOT OTHERWISE BE DEEMED FILED UNDER SUCH ACTS.

Audit Fees

The following table presents fees for professional audit services rendered by KPMG LLP for the audit of the Company’s annual financial statements for 2005 and 2004, and fees billed for other services rendered by KPMG LLP.

	2005	2004
Audit Fees (1)	$1,361,000	$1,596,010
Audit related fees (2)	27,500	23,000
Audit and audit related fees	1,388,500	1,619,010
Tax fees (3)	—	80,900
All other fees	—	—
Total fees	$1,388,500	$1,699,910

(1)	Audit fees for 2005 primarily included fees for audits and reviews, comfort procedures and other SEC filings.
(2)	Audit related fees consisted of fees for the audit of employee benefit plans.
(3)	Tax fees consisted of fees for tax planning, consultation, and compliance.

KPMG LLP audited the Company’s financial statements for the year ended December 31, 2005. KPMG has been the Company’s independent registered public accounting firm for more than five years. The Company expects representatives of KPMG to be present at the 2006 Annual Meeting of Stockholders. These representatives will have the opportunity to make a statement if they desire to do so, and are expected to be available to respond to appropriate questions.

The Audit Committee pre-approves all auditing services and the terms thereof (which may include providing comfort letters in connection with securities underwritings) and non-audit services (other than non-audit services prohibited under Section 10A(g) of the Exchange Act or the applicable rules of the Commission or the Public Company Accounting Oversight Board) to be provided to the Company by the independent registered public accounting firm; provided, however, the pre-approval requirement is waived with respect to the provision of non-audit services for the Company if the “de minimus” provisions of Section 10A(i)(1)(B) of the Exchange Act are satisfied. There were no services provided under the “de minimus” provision in 2005. The authority to pre-approve non-audit services may be delegated to one or more members of the Audit Committee, who shall present all decisions to pre-approve an activity to the full Audit Committee at its first meeting following such decision.

Stockholder Return Performance Graph Set forth below is a line graph comparing the yearly percentage change in the cumulative total stockholder return on the Company’s Common Stock, based on the market price of the Company’s Common Stock, with the total return on companies within the NASDAQ Stock Market and the companies within the SNL $1B-$5B Bank Index prepared by SNL Securities LLC. The calculation of cumulative return assumes a $100 investment in the Company’s Common Stock, the NASDAQ Stock Market and the SNL $1B-$5B Bank Index on December 31, 2000.

	Period Ending
Index	12/31/00	12/31/01	12/31/02	12/31/03	12/31/04	12/31/05
Boston Private Financial Holdings, Inc.	100.00	111.85	101.38	128.02	146.63	160.03
NASDAQ Composite	100.00	79.18	54.44	82.09	89.59	91.54
SNL $1B-$5B Bank Index	100.00	121.50	140.26	190.73	235.40	231.38

PRINCIPAL AND MANAGEMENT STOCKHOLDERS

The following table sets forth certain information as of February 1, 2006, regarding (i) the security holdings of each person, including any group of persons, known by the Company to be the beneficial owner of five percent (5%) or more of the outstanding Common Stock, (ii) the beneficial ownership interest in the Common Stock of each director of the Company, and each of the named executive officers of the Company and (iii) the beneficial ownership interest of all directors and executive officers of the Company, as a group. Except as indicated in the notes following the table below, each person or group has sole voting and investment power with respect to all shares of Common Stock listed.

Name and Business Address of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)		Percent of Class
T. Rowe Price Associates, Inc. 100 East Pratt Street, Baltimore, Maryland 21202	2,382,799	(2)	6.83%
Ownership by Directors and Executive Officers*(3)(4)
Herbert S. Alexander	71,499	(5)	**
Peter C. Bennett	103,787	(6)	**
Margaret W. Chambers	12,914	(7)	**
Eugene S. Colangelo	120,289	(8)	**
J. H. Cromarty	24,349		**
Kathleen M. Graveline	41,703	(9)	**
Lynn Thompson Hoffman	93,371	(10)	**
Richard I. Morris, Jr.	26,044	(11)	**
Jonathan H. Parker	31,618	(12)	**
Walter M. Pressey	97,243	(13)	**
William J. Shea	1,500		**
Allen L. Sinai	41,597	(14)	**
John A. Straus	—		**
Timothy L. Vaill	427,664	(15)	1.23%
Stephen M. Waters	1,500		**
All Directors and Executive Officers as a Group (15 persons)	1,095,078	(17)	3.14%

*	Unless otherwise indicated, the address is c/o Boston Private Financial Holdings, Inc., Ten Post Office Square, Boston, Massachusetts 02109.
**	Represents less than 1%.
(1)	Beneficial share ownership is determined pursuant to Rule 13d-3 under the 1934 Act. Accordingly, a beneficial owner of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise has or shares the power to vote such security or the power to dispose of such security. The amounts set forth above as beneficially owned include shares owned, if any, by spouses and relatives living in the same home as to which beneficial ownership may be disclaimed.
(2)	Based on a report filed with the Securities and Exchange Commission as of February 14, 2006 and reflecting a December 31, 2005 position. These securities are owned by various individual and institutional investors for which T. Rowe Price Associates, Inc. (“Price Associates”) serves as investment adviser with power to direct investments and/or sole power to vote the securities. For purposes of the reporting requirements of the Securities Exchange Act of 1934, Price Associates is deemed to be a beneficial owner of such securities; however, Price Associates expressly disclaims that it is, in fact, the beneficial owner of such securities.
(3)	The amounts set forth as beneficially owned include shares of Common Stock which such persons had the right to acquire within 60 days of February 1, 2006, pursuant to stock options.
(4)	Percentages held by officers and directors individually and as a group are calculated on the basis of 34,897,361 shares of Common Stock outstanding as of February 1, 2006.

(5)	Includes 32,800 shares subject to options which were exercisable within 60 days of February 1, 2006 and granted to Mr. Alexander pursuant to the Directors’ Plan.
(6)	Includes 6,100 shares held as trustee for the Peter C. Bennett Family Irrevocable Trust U/A Dated 12/29/99. Also includes 33,333 shares held in a Grantor Annuity Trust by George F. Bennett. Mr. Bennett disclaims beneficial ownership of all such shares. This also includes 24,400 shares subject to options which were exercisable within 60 days of February 1, 2006 and granted to Mr. Bennett pursuant to the Directors’ Plan.
(7)	Includes 16,500 shares subject to options which were exercisable within 60 days of February 1, 2006 granted to Ms. Chambers pursuant to the Long Term Incentive Plan and the 2004 Stock Option and Incentive Plan.
(8)	Includes 6,766 shares owned by Mr. Colangelo’s wife and 16,236 shares owned by two of Mr. Colangelo’s children. Mr. Colangelo disclaims any beneficial ownership of such shares. This amount also includes 30,700 shares subject to options which were exercisable within 60 days of February 1, 2006 and granted to Mr. Colangelo pursuant to the Directors’ Plan.
(9)	Includes 28,400 shares subject to options which were exercisable within 60 days of February 1, 2006 and granted to Ms. Graveline pursuant to the Director’s Plan.
(10)	Includes 23,000 shares owned by Mrs. Hoffman’s husband. Mrs. Hoffman disclaims beneficial ownership of all such shares. Also includes 26,800 shares subject to options which were exercisable within 60 days of February 1, 2006 and granted to Mrs. Hoffman pursuant to the Directors’ Plan.
(11)	Includes 5,000 shares subject to options which were exercisable within 60 days of February 1, 2006 and granted to Mr. Morris pursuant to the Directors’ Plan.
(12)	Includes 10,000 shares subject to options which were exercisable within 60 days of February 1, 2006 and granted to Mr. Parker pursuant to the Long Term Incentive Plan, and the 2004 Stock Option and Incentive Plan.
(13)	Includes 6,000 shares subject to options which were exercisable within 60 days of February 1, 2006 and granted to Mr. Pressey pursuant to the Long Term Incentive Plan, and the 2004 Stock Option and Incentive Plan.
(14)	Includes 22,000 shares subject to options which were exercisable within 60 days of February 1, 2006 and granted to Dr. Sinai pursuant to the Directors’ Plan.
(15)	Includes 12,600 shares owned by Mr. Vaill’s wife. Mr. Vaill disclaims beneficial ownership of all such shares. This amount also includes 228,150 shares subject to options which were exercisable within 60 days of February 1, 2006 and granted to Mr. Vaill pursuant to the Long Term Incentive Plan, and the 2004 Stock Option and Incentive Plan
(16)	Includes 430,750 shares subject to options which were exercisable within 60 days of February 1, 2006.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires that the Company’s officers and directors, and persons who own beneficially more than 10% of the Company’s outstanding shares of Common Stock file reports of ownership and changes in ownership with the Commission and NASDAQ. Based solely upon a review of the reports and amendments thereto filed with the Commission under Section 16(a), copies of which are required to be furnished to the Company under Commission regulations, during and with respect to fiscal year 2005, no officer, director or person who owns beneficially more than 10% of the Company’s outstanding shares of Common Stock failed to file such reports on a timely basis except that Timothy L. Vaill and Walter M. Pressey inadvertently failed to timely file reports with respect to one transaction each.

RELATED PARTY TRANSACTIONS

In connection with the relocation of its headquarters office, Borel entered into a ten-year lease during 1986 for office space located in the Borel Financial Center in San Mateo, CA, which is owned by the Borel Estate Company, a limited partnership. Two of the general partners of Borel Estate Company are relatives of Borel’s

Vice-Chairman and Director Harold A. Fick and of Director Ronald G. Fick. The Vice Chairman of the Board of Borel, Miller Ream, is a general partner in a limited partnership, which is the other general partner. The limited partners of Borel Estate Company are Harold A. Fick, Ronald G. Fick and two of their relatives. During 2005, 2004 and 2003, respectively, Borel Estate Company received $1.2 million, $1.1 million, and $1.0 million in rental payments from Borel. In December 2001, Borel exercised its second option to extend the lease for an additional five-year term. The lease payments for this additional period, starting March 13, 2002 were calculated in accordance with the terms of the original lease. In July 2002 Borel acquired an additional 2,957 square feet of rentable space within the building and negotiated inclusion of that space into its existing lease at the same cost per square foot. The lease extension of this additional space calls for renewals at 100% of fair market value. Effective January 1, 2004, Borel has contracted for an additional 3,039 square feet of space at the Borel Financial Center for the next 38 months, the term remaining in the second extension to the original lease.

The Northridge Insurance Agency (“NIA”) provided insurance services to First Private Bank in 2004. Stanley Bryant, who is a director of First Private Bank, is a principal and agent for NIA. The total payments to NIA were approximately $83,000 in 2004.

Stephen M. Waters, who is a director of the Company, has an outstanding loan for approximately $8 million, as of December 31, 2005, with Boston Private Bank. In addition to this loan, Mr. Waters also is a guarantor on four other loans with Boston Private Bank totaling approximately $460 thousand at December 31, 2005. These loans were originated prior to Mr. Waters becoming a director of the Company. These loans are all current as of December 31, 2005. These loans were made in the ordinary course of business under normal credit terms, including interest rates and collateral requirements prevailing at the time of origination for comparable transactions with other persons, and do not represent more than normal credit risk.

Robert J. Whelan, who is Executive Vice President and Chief Financial Officer of the Company, has an outstanding residential mortgage loan for approximately $200 thousand, as of December 31, 2005, with Boston Private Bank & Trust Company. This loan was originated prior to Mr. Whelan being employed by the Company. This loan was current as of December 31, 2005. This loan was made in the ordinary course of business under normal credit terms, including interest rate and collateral requirements prevailing at the time of origination for comparable transactions with other persons, and does not represent more than normal credit risk.

PROPOSAL 2

AMENDMENT AND RESTATEMENT OF THE BOSTON PRIVATE FINANCIAL HOLDINGS, INC. 2001 EMPLOYEE STOCK PURCHASE PLAN

PROPOSAL

Our Board of Directors adopted, and is seeking shareholder approval of, an amendment and restatement of the Boston Private Financial Holdings, Inc. 2001 Employee Stock Purchase Plan, as amended as of November 27, 2001 (the “2001 ESPP”), that would increase the number of shares of the Company’s common stock reserved and available for issuance under the 2001 ESPP by 400,000 shares to a total of 700,000 shares, and would change the definition of compensation to include commissions. The Board believes that the number of shares currently remaining available for issuance under the 2001 ESPP (100,023 shares) is not sufficient for future granting needs and therefore requests shareholder approval of this amendment. Under the 2001 ESPP, eligible employees of the Company and certain designated subsidiaries of the Company may authorize the Company to deduct amounts from their compensation, which amounts are used to enable the employees to exercise options (each an “Option”) to purchase shares of the Company’s common stock. The purpose of the 2001 ESPP is to attract and retain key personnel, and encourage stock ownership by the Company’s employees. The 2001 ESPP is an employee stock purchase plan under Section 423 of the Internal Revenue Code of 1986, as amended, and the regulations thereunder (the “Code”).

The additional shares that are proposed to be reserved under the 2001 ESPP have an aggregate value of $12,356,000 based on the February 1, 2006 closing price of the common stock as reported on the NASDAQ National Market System of $30.89 per share.

VOTE REQUIRED FOR APPROVAL

The amendment and restatement of the 2001 ESPP will not take effect unless it is approved by the affirmative vote of a majority of the votes cast by the holders of the shares of common stock represented and entitled to vote at the annual meeting provided that a quorum is present. Consistent with applicable law, the Company intends to count abstentions and broker non-votes for the purposes of determining the presence or absence of a quorum for the transaction of business, and abstentions will also count in determining total votes cast. Any shares not voted (whether by broker non-vote or otherwise) will have no impact on the proposal for approval of the amendment and restatement of the 2001 ESPP, except to the extent that the failure to vote results in less than 50% in interest of all securities entitled to vote actually casting votes.

RECOMMENDATION

The Board of Directors recommends that the amendment and restatement of the 2001 ESPP be approved, and therefore recommends a vote FOR this proposal.

SUMMARY OF THE 2001 ESPP

The following description of material terms of the 2001 ESPP is intended to be a summary only. This summary is qualified in its entirety by the full text of the 2001 ESPP, which is attached to this proxy statement as Exhibit A.

The 2001 ESPP is administered by the Compensation Committee of the Board. The 2001 ESPP provides that all employees of the Company who work at least 20 hours per week are eligible to participate in the 2001 ESPP, except for persons who are deemed under Section 423(b)(3) of the Code to own five percent (5%) or more of the voting stock of Company. The number of employees potentially eligible to participate in the 2001 ESPP is approximately 900 persons.

The 2001 ESPP provides for two “purchase periods” within each year, the first commencing on the first business day occurring on or after each January 1 and ending on the last business day occurring on or before the following June 30, and the second commencing on the first business day occurring on or after each July 1 and ending on the last business day occurring on or before the following December 31. Eligible employees may elect to become participants in the 2001 ESPP by enrolling prior to each semi-annual date for the granting of an option to purchase shares under the 2001 ESPP. Shares are purchased through the accumulation of payroll deductions of not less than one percent (1%) nor more than fifteen percent (15%) of each participant’s compensation. The maximum number of shares of common stock that can be purchased under the 2001 ESPP during any one calendar year is that number having a fair market value of $25,000 on the first day of the purchase period pursuant to which the shares are purchased. The number of shares to be purchased is determined by dividing the participant’s balance in the plan account on the last day of the purchase period by the purchase price per share for the stock. The purchase price per share will be the lower of 85% of the fair market value of the common stock as of either the beginning or ending date of the semi-annual purchase period of shares for the participant’s account.

An option granted under the 2001 ESPP is not transferable by the participant except by will or by the laws of descent and distribution. Employees may cease their participation in the offering at any time during the offering period, and participation automatically ceases on termination of employment with the Company.

The number of shares that are reserved for issuance under the 2001 ESPP is subject to adjustment for stock splits and similar events. The proceeds received by the Company from exercise under the 2001 ESPP will be used for the general purposes of the Company. Shares issued under the 2001 ESPP may be authorized but unissued or shares reacquired by the Company and held in its treasury.

The 2001 ESPP will remain in effect until it is suspended or discontinued by the Board of Directors. The Board of Directors may at any time amend, revise or terminate the 2001 ESPP for any purposes. Certain amendments, such as amendments increasing the number of shares of common stock available under the 2001 ESPP, will not be effective until approved by shareholders. In addition, no amendment of the 2001 ESPP may adversely affect the rights of any recipient of any option previously granted without such recipient’s consent.

The Board of Directors may at any time, and from time to time, amend the 2001 ESPP in any respect, except that without the approval, within 12 months of such Board action, by the stockholders, no amendment may be made increasing the number of shares approved for the 2001 ESPP or making any other change that would require stockholder approval in order for the 2001 ESPP, as amended, to qualify as an “employee stock purchase plan” under Section 423(b) of the Code.

FEDERAL INCOME TAX CONSIDERATIONS

The 2001 ESPP is intended to qualify as an “employee stock purchase plan” as defined in Section 423(b) of the Code, which provides that an employee participating in the plan is not required to pay any federal income tax when joining the 2001 ESPP or when purchasing the shares of common stock at the end of an offering. The employee is, however, required to pay federal income tax on the difference, if any, between the price at which he or she sells the shares and the price he or she paid for them.

If shares acquired under the 2001 ESPP are sold more than two years after the first day of the purchase period pursuant to which the shares were purchased, no taxable income results if the proceeds of the sale are equal to or less than the price paid for the shares. If the proceeds of the sale are higher than the purchase price, the employee will recognize ordinary income for the year in which the sale occurs equal to the lesser of (a) fifteen percent (15%) of the fair market value of the common stock on the first day of the purchase period pursuant to which the shares were purchased or (b) the excess of the amount actually received for the shares over the amount paid. In addition, the employee may recognize long-term capital gain or loss in an amount equal to the difference between the proceeds of the sale and the employee’s basis in the shares (i.e., the employee’s purchase price plus the amount taxed to the employee as ordinary income). The employee will receive long-term capital gain or loss treatment if he or she has held the shares for at least 12 months. No deduction is allowed to Company.

If shares acquired under the 2001 ESPP are sold within two years of the first day of the purchase period pursuant to which the shares were purchased, the employee will recognize ordinary income equal to the difference between the fair market value of the shares on the exercise date and the employee’s purchase price. This amount is reportable as ordinary income even if no profit was realized on the sale of shares or the shares were sold at a loss. Long-term or short-term (depending on the holding period for the shares) capital gain or loss will be recognized in an amount equal to the difference between the proceeds of sale and the employee’s basis in the shares. The amount reportable as ordinary income from a sale made within two years of the first day of the purchase period pursuant to which the shares were purchased will generally be allowed as a tax deduction to the Company.

NEW 2001 ESPP BENEFITS

Since participation in the 2001 ESPP is voluntary, the benefits or amounts that will be received by or allocated to any individual or group of individuals under the 2001 ESPP as amended and restated are not determinable.

Equity Compensation Plan Information

The following table provides information as of December 31, 2005 regarding shares of common stock of the Company that may be issued under our existing equity compensation plans, including the 1997 Plan, the Directors’ Plan, the 2004 Plan and the Company’s 2001 Employee Stock Purchase Plan (the “2001 ESPP”). Footnotes (3), (4) and (5) to the table set forth the total number of shares of common stock of the Company issuable upon the exercise of assumed options as of December 31, 2005, and the weighted average exercise price of these assumed options.

	Equity Compensation Plan Information
Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted Average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plan (excluding securities referenced in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders (1)	3,352,897(2),(3),(4),(5)	$21.17	3,197,842	(6)
Equity compensation plans not approved by security holders	N/A	N/A	N/A
Total	3,352,897	$21.17	3,197,842

(1)	Consists of the 2004 Plan, the 1997 Plan, the Directors’ Plan, and the 2001 ESPP.
(2)	Does not include purchase rights accruing under the 2001 ESPP because the purchase price (and therefore the number of shares to be purchased) will not be determined until the end of the purchase period.
(3)	Does not include the outstanding options to acquire 37,095 shares, at a weighted-average exercise price of $8.80 per share, that were assumed in connection with the 2001 merger of Borel Bank & Trust Company with and into a subsidiary of the Company, under the Borel Bank & Trust Company’s 1989 Stock Option Plan. No future options may be granted under the Borel Bank & Trust Company’s 1989 Stock Option Plan.
(4)	Does not include the outstanding options to acquire 150,359 shares, at a weighted average exercise price of $9.19 per share, that were assumed in connection with the 2003 merger of First State Bancorp, under the First State Bank of California 1994 Stock Option Plan (the “FSB Plan”). No future options may be granted under the FSB Plan.
(5)	Does not include the outstanding options to acquire 686,715 shares, at a weighted average exercise price of $6.05 per share, that were assumed in connection with the 2005 merger of Gibraltar Financial Corporation with and into the Company under the Amended and Restated 1996 Employee Stock Incentive Plan and The 2002 Non-Employee Director and Agent Stock Incentive Plan, as amended and restated (the “Gibraltar Plans”). No future options may be granted under the Gibraltar Plans.
(6)	Includes shares available for future issuances under the 2001 ESPP, before giving effect to the proposal.

PROPOSAL 3

ADOPTION OF THE BOSTON PRIVATE FINANCIAL HOLDINGS, INC.

2006 NON-QUALIFIED EMPLOYEE STOCK PURCHASE PLAN

PROPOSAL

Our Board of Directors adopted, and is seeking shareholder approval of, the Boston Private Financial Holdings, Inc. 2006 Non-Qualified Employee Stock Purchase Plan (the “2006 ESPP”), and has reserved 50,000 shares of the Company’s common stock for issuance thereunder. Under the 2006 ESPP, eligible employees of designated subsidiaries and other affiliates of the Company that are not otherwise eligible to participate in the 2001 ESPP may authorize the Company to deduct amounts from their compensation, which amounts are used to enable the employees to exercise options (each an “Option”) to purchase shares of the Company’s common stock. The purpose of the 2006 ESPP is to attract and retain key personnel, and encourage stock ownership by the Company’s employees. The 2006 ESPP will only be available to eligible employees of subsidiaries or affiliates of the Company, that pursuant to the rules of Section 423 of the Code, may not participate in the 2001 ESPP. The 2006 ESPP is not an employee stock purchase plan under Section 423 of the Code.

The shares that are proposed to be reserved under the 2006 ESPP have an aggregate value of $1,544,500 based on the February 1, 2006 closing price of the common stock as reported on the NASDAQ National Market System of $30.89 per share.

VOTE REQUIRED FOR APPROVAL

The 2006 ESPP will not take effect unless it is approved by the affirmative vote of a majority of the votes cast by the holders of the shares of common stock represented and entitled to vote at the annual meeting provided that a quorum is present. Consistent with applicable law, the Company intends to count abstentions and broker non-votes for the purposes of determining the presence or absence of a quorum for the transaction of business, and abstentions will also count in determining total votes cast. Any shares not voted (whether by broker non-vote or otherwise) will have no impact on the proposal for approval of the 2006 ESPP, except to the extent that the failure to vote results in less than 50% in interest of all securities entitled to vote actually casting votes.

The Board may at any time, and from time to time, amend the 2006 ESPP in any respect, except that without the approval, within 12 months of such Board action, by the stockholders, no amendment may be made increasing the number of shares approved for the 2006 ESPP

RECOMMENDATION

Our Board of Directors believes that, since employees of certain subsidiaries and other affiliates of the Company are not eligible to participate in the 2001 ESPP for technical tax reasons, the proposed 2006 ESPP is in the best interests of the Company and its stockholders.

The Board of Directors recommends that the 2006 ESPP be approved, and therefore recommends a vote FOR this proposal.

SUMMARY OF THE 2006 ESPP

The following description of material terms of the 2006 ESPP is intended to be a summary only. This summary is qualified in its entirety by the full text of the 2006 ESPP, which is attached to this proxy statement as Exhibit B.

The 2006 ESPP is administered by the Compensation Committee of the Board. The 2006 ESPP provides that all employees of designated subsidiaries and other affiliated entities of the Company who work at least 20 hours per week are eligible to participate in the 2006 ESPP. Individuals who receive earned income from self-employment with a designated entity are also eligible. The number of individuals potentially eligible to participate in the 2006 ESPP is approximately 60 persons.

The 2006 ESPP provides for two “purchase periods” within each year, one commencing on the first business day occurring on or after each January 1 and ending on the last business day occurring on or before the following June 30, and another commencing on the first business day occurring on or after each July 1 and ending on the last business day occurring on or before the following December 31. The first purchase period under the 2006 Plan will commence on the first business day on or after July 1, 2006 and will end on the first business day ending on or before December 31, 2006, provided that the 2006 Plan is approved by the shareholders prior to such date. Eligible individuals may elect to become participants in the 2006 ESPP by enrolling prior to each semi-annual date for the granting of an option to purchase shares under the 2006 ESPP. Shares are purchased through the accumulation of payroll deductions of not less than one percent (1%) nor more than fifteen percent (15%) of each participant’s compensation. The number of shares to be purchased is determined by dividing the participant’s balance in the plan account on the last day of the purchase period by the purchase price per share for the stock. The purchase price per share will be the lower of 85% of the fair market value of the common stock as of either the beginning or ending date of the semi-annual purchase period of shares for the participant’s account.

An option granted under the 2006 ESPP is not transferable by the participant except by will or by the laws of descent and distribution. Employees may cease their participation in the offering at any time during the offering period, and participation automatically ceases on termination of employment with Company.

The number of shares that are reserved for issuance under the 2006 ESPP is subject to adjustment for stock splits and similar events. The proceeds received by Company from exercise under the 2006 ESPP will be used for the general purposes of Company. Shares issued under the 2006 ESPP may be authorized but unissued or shares reacquired by Company and held in its treasury.

Participants in the 2006 ESPP are responsible for the payment of any federal, state or local taxes that the Company is required by law to withhold upon the purchase of shares at the end of any purchase period. Participants may elect to have the minimum tax withholding obligations satisfied by authorizing the Company to withhold shares of common stock to be issued under the 2006 ESPP.

If the 2006 ESPP is approved, the 2006 ESPP will remain in effect until suspended or discontinued by the Board of Directors. The Board of Directors may at any time amend, revise or terminate the 2006 ESPP for any purposes. Certain amendments, such as amendments increasing the number of shares of common stock available under the 2006 ESPP, will not be effective until approved by shareholders. In addition, no amendment of the 2006 ESPP may adversely affect the rights of any recipient of any option previously granted without such recipient’s consent.

FEDERAL INCOME TAX CONSIDERATIONS

The 2006 ESPP is not intended to qualify as an “employee stock purchase plan” as defined in Section 423(b) of the Code. Accordingly, although an employee participating in the plan is not required to pay any federal income tax when joining the 2006 ESPP, the employee will recognize ordinary income equal to the difference between the fair market value of the shares on the exercise date and the employee’s purchase price. This amount is reportable as ordinary income and will be subject to FICA, or other employment, taxes. The amount reportable as ordinary income will generally be allowed as a tax deduction to Company. When a participant disposes of shares acquired under the 2006 ESPP, any appreciation or depreciation after the date of exercise is treated as either short-term or long-term capital gain or loss depending on how long the shares have been held.

NEW 2006 ESPP BENEFITS

Since participation in the 2006 ESPP is voluntary, the benefits or amounts that will be received by or allocated to any individual or group of individuals under the 2006 ESPP are not determinable.

SOLICITATION OF PROXIES

The cost of solicitation of proxies in the form enclosed herewith will be borne by the Company. In addition to the solicitation of proxies by mail, the Company’s regular employees may also solicit proxies personally or by telephone. Banks, brokerage houses, custodians, nominees and other fiduciaries have been requested to forward proxy materials to the beneficial owners of shares of Common Stock held of record by them. Such custodians will be reimbursed for their expenses.

OTHER MATTERS

As of the date of this Proxy Statement, the Board of Directors is not aware of any other matters to be considered at the Meeting. If any other matters properly come before the Meeting, the proxies will be voted in accordance with the best judgment of the proxy holders.

SUBMISSION OF STOCKHOLDER PROPOSALS FOR 2007 ANNUAL MEETING

Stockholder proposals intended to be presented at the next annual meeting of stockholders must be received by the Company on or before December 17, 2006 in order to be considered for inclusion in the Company’s proxy statement and form of proxy for that meeting. These proposals must also comply with the rules of the Securities and Exchange Commission governing the form and content of proposals in order to be included in the Company’s proxy statement and form of proxy. Any such proposals should be mailed to: Secretary, Boston Private Financial Holdings, Inc., Ten Post Office Square, Boston, MA 02109.

A stockholder of record who wishes to present a proposal at the next annual meeting, other than a proposal to be considered for inclusion in the Company’s proxy statement described above, must provide written notice of such proposal and appropriate supporting documentation, as set forth in the Company’s By-laws, to the Company at its principal executive office not less than 60 days nor more than 120 days prior to the first anniversary of the date of the preceding year’s annual meeting (the “Anniversary Date”); provided, however, that in the event the annual meeting is scheduled to be held on a date more than 30 days before the Anniversary Date or more than 60 days after the Anniversary Date, timely notice by the stockholder must be delivered not earlier than the close of business on the later of (a) the 60th day prior to the scheduled date of such annual meeting or (b) the 10th day following the first date on which the date of such annual meeting is publicly disclosed. Proxies solicited by the Board of Directors will confer discretionary voting authority with respect to these proposals, subject to Commission rules governing the exercise of this authority. Any such proposal should be mailed to: Secretary, Boston Private Financial Holdings, Inc., Ten Post Office Square, Boston, MA 02109.

EXHIBIT A

BOSTON PRIVATE FINANCIAL HOLDINGS, INC.

2001 EMPLOYEE STOCK PURCHASE PLAN

(As Amended and Restated as of April 26, 2006)

The purpose of the Boston Private Financial Holdings, Inc. 2001 Employee Stock Purchase Plan, as amended and restated herein (the “Plan”), is to provide eligible employees of Boston Private Financial Holdings, Inc. (the “Company”) and certain of its subsidiaries with opportunities to purchase shares of the Company’s common stock, par value $1.00 per share (the “Common Stock”). Seven hundred thousand (700,000) shares of Common Stock in the aggregate have been approved and reserved for this purpose. The Plan is intended to constitute an “employee stock purchase plan” within the meaning of Section 423(b) of the Internal Revenue Code of 1986, as amended (the “Code”), and shall be interpreted in accordance with that intent.

1. Administration. The Plan will be administered by the person or persons (the “Administrator”) appointed by the Company’s Board of Directors (the “Board”) for such purpose. The Administrator has authority to make rules and regulations for the administration of the Plan, and its interpretations and decisions with regard thereto shall be final and conclusive. No member of the Board or individual exercising administrative authority with respect to the Plan shall be liable for any action or determination made in good faith with respect to the Plan or any option granted hereunder.

2. Offerings. The Company will make one or more offerings to eligible employees to purchase Common Stock under the Plan (“Offerings”). Unless otherwise determined by the Administrator, the next Offering will begin on the first business day on or after July 1, 2006 and will end on the last business day on or before December 31, 2006. Thereafter, unless otherwise determined by the Administrator, an Offering will begin on the first business day occurring on or after each January 1 and July 1 and will end on the last business day occurring on or before the following June 30 and December 31, respectively. The Administrator may, in its discretion, designate a different period for any Offering, provided that no Offering shall exceed six months in duration or overlap any other Offering.

3. Eligibility. All employees of the Company (including employees who are also directors of the Company) and all employees of each Designated Subsidiary (as defined in Section 11) are eligible to participate in any one or more of the Offerings under the Plan, provided that as of the first day of the applicable Offering (the “Offering Date”) they are customarily employed by the Company or a Designated Subsidiary for more than 20 hours a week.

4. Participation. An employee eligible on any Offering Date may participate in such Offering by submitting an enrollment form to his appropriate payroll location at least 15 business days before the Offering Date (or by such other deadline as shall be established for the Offering). The form will (a) state a whole percentage to be deducted from his Compensation (as defined in Section 11) per pay period, (b) authorize the purchase of Common Stock for him in each Offering in accordance with the terms of the Plan and (c) specify the exact name or names in which shares of Common Stock purchased for him are to be issued pursuant to Section 10. An employee who does not enroll in accordance with these procedures will be deemed to have waived his right to participate. Unless an employee files a new enrollment form or withdraws from the Plan, his deductions and purchases will continue at the same percentage of Compensation for future Offerings, provided he remains eligible. Notwithstanding the foregoing, participation in the Plan will neither be permitted nor be denied contrary to the requirements of the Code.

5. Employee Contributions. Each eligible employee may authorize payroll deductions at a minimum of one percent (1%) up to a maximum of fifteen percent (15%) of his Compensation for each pay period. The Company will maintain book accounts showing the amount of payroll deductions made by each participating employee for each Offering. No interest will accrue or be paid on payroll deductions.

6. Deduction Changes. Except as may be determined by the Administrator in advance of an Offering, an employee may not increase or decrease his payroll deduction during any Offering, but may increase or decrease his payroll deduction with respect to the next Offering (subject to the limitations of Section 5) by filing a new enrollment form at least 15 business days before the next Offering Date (or by such other deadline as shall be established for the Offering). The Administrator may, in advance of any Offering, establish rules permitting an employee to increase, decrease or terminate his payroll deduction during an Offering.

7. Withdrawal. An employee may withdraw from participation in the Plan by delivering a written notice of withdrawal to his appropriate payroll location. The employee’s withdrawal will be effective as of the next business day. Following an employee’s withdrawal, the Company will promptly refund to him his entire account balance under the Plan (after payment for any Common Stock purchased before the effective date of withdrawal). Partial withdrawals are not permitted. The employee may not begin participation again during the remainder of the Offering, but may enroll in a subsequent Offering in accordance with Section 4.

8. Grant of Options. On each Offering Date, the Company will grant to each eligible employee who is then a participant in the Plan an option (“Option”) to purchase on the last day of such Offering (the “Exercise Date”), at the Option Price hereinafter provided for, (a) a number of shares of Common Stock determined by dividing such employee’s accumulated payroll deductions on such Exercise Date by the lower of (i) 85% of the Fair Market Value of the Common Stock on the Offering Date, or (ii) 85% of the Fair Market Value of the Common Stock on the Exercise Date, or (b) such other lesser maximum number of shares as shall have been established by the Administrator in advance of the Offering; provided, however, that such Option shall be subject to the limitations set forth below. Each employee’s Option shall be exercisable only to the extent of such employee’s accumulated payroll deductions on the Exercise Date. The purchase price for each share purchased under each Option (the “Option Price”) will be 85% of the Fair Market Value of the Common Stock on the Offering Date or the Exercise Date, whichever is less.

Notwithstanding the foregoing, no employee may be granted an option hereunder if such employee, immediately after the option was granted, would be treated as owning stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or any Parent or Subsidiary (as defined in Section 11). For purposes of the preceding sentence, the attribution rules of Section 424(d) of the Code shall apply in determining the stock ownership of an employee, and all stock which the employee has a contractual right to purchase shall be treated as stock owned by the employee. In addition, no employee may be granted an Option which permits his rights to purchase stock under the Plan, and any other employee stock purchase plan of the Company and its Parents and Subsidiaries, to accrue at a rate which exceeds $25,000 of the fair market value of such stock (determined on the option grant date or dates) for each calendar year in which the Option is outstanding at any time. The purpose of the limitation in the preceding sentence is to comply with Section 423(b)(8) of the Code and shall be applied taking Options into account in the order in which they were granted.

9. Exercise of Option and Purchase of Shares. Each employee who continues to be a participant in the Plan on the Exercise Date shall be deemed to have exercised his Option on such date and shall acquire from the Company such number of shares of Common Stock reserved for the purpose of the Plan as his accumulated payroll deductions on such date will purchase at the Option Price, subject to any other limitations contained in the Plan. Any amount remaining in an employee’s account at the end of an Offering will be refunded to the employee promptly.

10. Issuance of Certificates. In accordance with any rules established by the Administrator, certificates representing shares of Common Stock purchased under the Plan may be issued only in the name of the employee, or at the discretion of the Administrator, in the name of the employee and another person of legal age as joint tenants with rights of survivorship, or in the name of a broker authorized by the employee to be his, or their, nominee for such purpose.

11. Definitions.

The term “Compensation” means the amount of base pay, prior to salary reduction pursuant to Sections 125, 132(f) or 401(k) of the Code, but excluding overtime, incentive or bonus awards, allowances and reimbursements for expenses such as relocation allowances or travel expenses, income or gains on the exercise of Company stock options, and similar items. Commencing with the first Offering beginning on or after July 1, 2006, the term “Compensation” also includes commissions.

The term “Designated Subsidiary” means any present or future Subsidiary (as defined below) that has been designated by the Board to participate in the Plan. The Board may so designate any Subsidiary, or revoke any such designation, at any time and from time to time, either before or after the Plan is approved by the stockholders.

The term “Fair Market Value of the Common Stock” on any given date means the fair market value of the Common Stock determined in good faith by the Administrator; provided, however, that if the Common Stock is admitted to quotation on the National Association of Securities Dealers Automated Quotation System (“NASDAQ”), NASDAQ National System or national securities exchange, the determination shall be made by reference to market quotations. If there are no market quotations for such date, the determination shall be made by reference to the last date preceding such date for which there are market quotations.

The term “Parent” means a “parent corporation” with respect to the Company, as defined in Section 424(e) of the Code.

The term “Subsidiary” means a “subsidiary corporation” with respect to the Company, as defined in Section 424(f) of the Code.

12. Rights on Termination of Employment. If a participating employee’s employment terminates for any reason before the Exercise Date for any Offering, no payroll deduction will be taken from any pay due and owing to the employee and the balance in his account will be paid to him or, in the case of his death, to his designated beneficiary as if he had withdrawn from the Plan under Section 7. An employee will be deemed to have terminated employment, for this purpose, if the corporation that employs him, having been a Designated Subsidiary, ceases to be a Subsidiary, or if the employee is transferred to any corporation other than the Company or a Designated Subsidiary. An employee will not be deemed to have terminated employment, for this purpose, if the employee is on an approved leave of absence for military service or sickness, or for any other purpose approved by the Company, if the employee’s right to reemployment is guaranteed either by a statute or by contract or under the policy pursuant to which the leave of absence was granted or if the Administrator otherwise provides in writing.

13. Special Rules. Notwithstanding anything herein to the contrary, the Administrator may adopt special rules applicable to the employees of a particular Designated Subsidiary, whenever the Administrator determines that such rules are necessary or appropriate for the implementation of the Plan in a jurisdiction where such Designated Subsidiary has employees; provided that such rules are consistent with the requirements of Section 423(b) of the Code. Such special rules may include (by way of example, but not by way of limitation) the establishment of a method for employees of a given Designated Subsidiary to fund the purchase of shares other than by payroll deduction, if the payroll deduction method is prohibited by local law or is otherwise impracticable. Any special rules established pursuant to this Section 13 shall, to the extent possible, result in the employees subject to such rules having substantially the same rights as other participants in the Plan.

14. Optionees Not Stockholders. Neither the granting of an Option to an employee nor the deductions from his pay shall constitute such employee a holder of the shares of Common Stock covered by an Option under the Plan until such shares have been purchased by and issued to him.

15. Rights Not Transferable. Rights under the Plan are not transferable by a participating employee other than by will or the laws of descent and distribution, and are exercisable during the employee’s lifetime only by the employee.

16. Application of Funds. All funds received or held by the Company under the Plan may be combined with other corporate funds and may be used for any corporate purpose.

17. Adjustment in Case of Changes Affecting Common Stock. In the event of a subdivision of outstanding shares of Common Stock, or the payment of a dividend in Common Stock, the number of shares approved for the Plan, and the share limitation set forth in Section 8, shall be increased proportionately, and such other adjustment shall be made as may be deemed equitable by the Administrator. In the event of any other change affecting the Common Stock, such adjustment shall be made as may be deemed equitable by the Administrator to give proper effect to such event.

18. Amendment of the Plan. The Board may at any time, and from time to time, amend the Plan in any respect, except that without the approval, within 12 months of such Board action, by the stockholders, no amendment shall be made increasing the number of shares approved for the Plan or making any other change that would require stockholder approval in order for the Plan, as amended, to qualify as an “employee stock purchase plan” under Section 423(b) of the Code.

19. Insufficient Shares. If the total number of shares of Common Stock that would otherwise be purchased on any Exercise Date plus the number of shares purchased under previous Offerings under the Plan exceeds the maximum number of shares issuable under the Plan, the shares then available shall be apportioned among participants in proportion to the amount of payroll deductions accumulated on behalf of each participant that would otherwise be used to purchase Common Stock on such Exercise Date.

20. Termination of the Plan. The Plan may be terminated at any time by the Board. Upon termination of the Plan, all amounts in the accounts of participating employees shall be promptly refunded.

21. Governmental Regulations. The Company’s obligation to sell and deliver Common Stock under the Plan is subject to obtaining all governmental approvals required in connection with the authorization, issuance, or sale of such stock.

The Plan shall be governed by Massachusetts law except to the extent that such law is preempted by federal law.

22. Issuance of Shares. Shares may be issued upon exercise of an Option from authorized but unissued Common Stock, from shares held in the treasury of the Company, or from any other proper source.

23. Tax Withholding. Participation in the Plan is subject to any minimum required tax withholding on income of the participant in connection with the Plan. Each employee agrees, by entering the Plan, that the Company and its Subsidiaries shall have the right to deduct any such taxes from any payment of any kind otherwise due to the employee, including shares issuable under the Plan.

24. Notification Upon Sale of Shares. Each employee agrees, by entering the Plan, to give the Company prompt notice of any disposition of shares purchased under the Plan where such disposition occurs within two years after the date of grant of the Option pursuant to which such shares were purchased.

25. Effective Date and Approval of Shareholders. This amended and restated Plan shall take effect on the later of the date it is adopted by the Board and the date it is approved by the holders of a majority of the votes cast at a meeting of stockholders at which a quorum is present or by written consent of the stockholders.

EXHIBIT B

BOSTON PRIVATE FINANCIAL HOLDINGS, INC.

2006 NON-QUALIFIED EMPLOYEE STOCK PURCHASE PLAN

The purpose of the Boston Private Financial Holdings, Inc. 2006 Non-Qualified Employee Stock Purchase Plan (the “Plan”), is to provide eligible employees of certain entities affiliated with the Company with opportunities to purchase shares of the Company’s common stock, par value $1.00 per share (the “Common Stock”). Fifty thousand (50,000) shares of Common Stock have been approved and reserved for this purpose. The Plan is not intended to constitute an “employee stock purchase plan” within the meaning of Section 423(b) of the Internal Revenue Code of 1986, as amended (the “Code”).

1. Administration. The Plan will be administered by the person or persons (the “Administrator”) appointed by the Company’s Board of Directors (the “Board”) for such purpose. The Administrator has authority to make rules and regulations for the administration of the Plan, and its interpretations and decisions with regard thereto shall be final and conclusive. No member of the Board or individual exercising administrative authority with respect to the Plan shall be liable for any action or determination made in good faith with respect to the Plan or any option granted hereunder.

2. Offerings. The Company will make one or more offerings to eligible employees to purchase Common Stock under the Plan (“Offerings”). Unless otherwise determined by the Administrator, the first Offering will begin on the first business day on or after July 1, 2006 and will end on the last business day on or before December 31, 2006. Thereafter, unless otherwise determined by the Administrator, an Offering will begin on the first business day occurring on or after each January 1 and July 1 and will end on the last business day occurring on or before the following June 30 and December 31, respectively. The Administrator may, in its discretion, designate a different period for any Offering, provided that no Offering shall exceed six months in duration or overlap any other Offering.

3. Eligibility. All employees of each Designated Entity (as defined in Section 11) (including employees who are also directors of the Company) are eligible to participate in any one or more of the Offerings under the Plan, provided that as of the first day of the applicable Offering (the “Offering Date”) they are customarily employed by the Designated Entity for more than 20 hours a week. A Self Employed Individual (as defined in Section 11) shall be deemed to be an eligible employee.

4. Participation. An employee eligible on any Offering Date may participate in such Offering by submitting an enrollment form to his appropriate payroll location at least 15 business days before the Offering Date (or by such other deadline as shall be established for the Offering). The form will (a) state a whole percentage to be deducted from his Compensation (as defined in Section 11) per pay period, (b) authorize the purchase of Common Stock for him in each Offering in accordance with the terms of the Plan and (c) specify the exact name or names in which shares of Common Stock purchased for him are to be issued pursuant to Section 10. An employee who does not enroll in accordance with these procedures will be deemed to have waived his right to participate. Unless an employee files a new enrollment form or withdraws from the Plan, his deductions and purchases will continue at the same percentage of Compensation for future Offerings, provided he remains eligible.

5. Employee Contributions. Each eligible employee may authorize payroll deductions at a minimum of one percent (1%) up to a maximum of fifteen percent (15%) of his Compensation for each pay period. The Company will maintain book accounts showing the amount of payroll deductions made by each participating employee for each Offering. No interest will accrue or be paid on payroll deductions.

6. Deduction Changes. Except as may be determined by the Administrator in advance of an Offering, an employee may not increase or decrease his payroll deduction during any Offering, but may increase or decrease his payroll deduction with respect to the next Offering (subject to the limitations of Section 5) by filing a new enrollment form at least 15 business days before the next Offering Date (or by such other deadline as shall be established for the Offering). The Administrator may, in advance of any Offering, establish rules permitting an employee to increase, decrease or terminate his payroll deduction during an Offering.

7. Withdrawal. An employee may withdraw from participation in the Plan by delivering a written notice of withdrawal to his appropriate payroll location. The employee’s withdrawal will be effective as of the next business day. Following an employee’s withdrawal, the Company will promptly refund to him his entire account balance under the Plan (after payment for any Common Stock purchased before the effective date of withdrawal). Partial withdrawals are not permitted. The employee may not begin participation again during the remainder of the Offering, but may enroll in a subsequent Offering in accordance with Section 4.

8. Grant of Options. On each Offering Date, the Company will grant to each eligible employee who is then a participant in the Plan an option (“Option”) to purchase on the last day of such Offering (the “Exercise Date”), at the Option Price hereinafter provided for, (a) a number of shares of Common Stock determined by dividing such employee’s accumulated payroll deductions on such Exercise Date by the lower of (i) 85% of the Fair Market Value of the Common Stock on the Offering Date, or (ii) 85% of the Fair Market Value of the Common Stock on the Exercise Date, or (b) such other lesser maximum number of shares as shall have been established by the Administrator in advance of the Offering; provided, however, that such Option shall be subject to the limitations set forth below. Each employee’s Option shall be exercisable only to the extent of such employee’s accumulated payroll deductions on the Exercise Date. The purchase price for each share purchased under each Option (the “Option Price”) will be 85% of the Fair Market Value of the Common Stock on the Offering Date or the Exercise Date, whichever is less.

No employee may be granted an Option which permits his rights to purchase stock under the Plan, and any other employee stock purchase plan of the Company and its Parents and Subsidiaries and Affiliated Entities, to accrue at a rate which exceeds $25,000 of the fair market value of such stock (determined on the option grant date or dates) for each calendar year in which the Option is outstanding at any time. The purpose of the limitation to follow the rules in Section 423(b)(8) of the Code (even though such tax rules are inapplicable to the Plan) and shall be applied taking Options into account in the order in which they were granted.

9. Exercise of Option and Purchase of Shares. Each employee who continues to be a participant in the Plan on the Exercise Date shall be deemed to have exercised his Option on such date and shall acquire from the Company such number of shares of Common Stock reserved for the purpose of the Plan as his accumulated payroll deductions on such date will purchase at the Option Price, subject to any other limitations contained in the Plan. Any amount remaining in an employee’s account at the end of an Offering will be refunded to the employee promptly.

10. Issuance of Certificates. In accordance with any rules established by the Administrator, certificates representing shares of Common Stock purchased under the Plan may be issued only in the name of the employee, or at the discretion of the Administrator, in the name of the employee and another person of legal age as joint tenants with rights of survivorship, or in the name of a broker authorized by the employee to be his, or their, nominee for such purpose.

11. Definitions.

The term “Compensation” means the amount of base pay and commissions, prior to salary reduction pursuant to Sections 125, 132(f) or 401(k) of the Code, but excluding overtime, incentive or bonus awards, allowances and reimbursements for expenses such as relocation allowances or travel expenses, income or gains on the exercise of Company stock options, and similar items. The Guaranteed Payments of a Self-Employed Individual shall be deemed to be Compensation for purposes of the Plan.

The term “Designated Entity” means any present or future Entity (as defined below) that has been designated by the Board to participate in the Plan. The Board may so designate any Entity, or revoke any such designation, at any time and from time to time, either before or after the Plan is approved by the stockholders.

The term “Entity” means a corporation, partnership or other legal entity that (i) is a member of the controlled group of corporations of the Company or trades or businesses under common control with the Company within the meaning of Section 414 of the Code and (ii) is not a Subsidiary.

The term “Fair Market Value of the Common Stock” on any given date means the fair market value of the Common Stock determined in good faith by the Administrator; provided, however, that if the Common Stock is admitted to quotation on the National Association of Securities Dealers Automated Quotation System (“NASDAQ”), NASDAQ National System or national securities exchange, the determination shall be made by reference to market quotations. If there are no market quotations for such date, the determination shall be made by reference to the last date preceding such date for which there are market quotations.

The term “Guaranteed Payments” means the periodic payments paid for the taxable year by a Designated Entity to any Self-Employed Individual for the performance of personal services of such Self-Employed Individual other than as an employee.

The term “Parent” means a “parent corporation” with respect to the Company, as defined in Section 424(e) of the Code.

The term “Self-Employed Individual” means any individual who receives Guaranteed Payments for the taxable year from a Designated Entity.

The term “Subsidiary” means a “subsidiary corporation” with respect to the Company, as defined in Section 424(f) of the Code.

12. Rights on Termination of Employment. If a participating employee’s employment terminates for any reason before the Exercise Date for any Offering, no payroll deduction will be taken from any pay due and owing to the employee and the balance in his account will be paid to him or, in the case of his death, to his designated beneficiary as if he had withdrawn from the Plan under Section 7. An employee will be deemed to have terminated employment, for this purpose, if the corporation or other entity that employs him, having been a Designated Entity, ceases to be an Entity, or if the employee is transferred to any corporation other than a Designated Entity. An employee will not be deemed to have terminated employment, for this purpose, if the employee is on an approved leave of absence for military service or sickness, or for any other purpose approved by the Entity, if the employee’s right to reemployment is guaranteed either by a statute or by contract or under the policy pursuant to which the leave of absence was granted or if the Administrator otherwise provides in writing.

13. Special Rules. Notwithstanding anything herein to the contrary, the Administrator may adopt special rules applicable to the employees of a particular Designated Entity, whenever the Administrator determines that such rules are necessary or appropriate for the implementation of the Plan in a jurisdiction where such Designated Entity has employees; provided that such rules are consistent with the requirements of Section 423(b) of the Code. Such special rules may include (by way of example, but not by way of limitation) the establishment of a method for employees of a given Designated Entity to fund the purchase of shares other than by payroll deduction, if the payroll deduction method is prohibited by local law or is otherwise impracticable. Any special rules established pursuant to this Section 13 shall, to the extent possible, result in the employees subject to such rules having substantially the same rights as other participants in the Plan.

14. Optionees Not Stockholders. Neither the granting of an Option to an employee nor the deductions from his pay shall constitute such employee a holder of the shares of Common Stock covered by an Option under the Plan until such shares have been purchased by and issued to him.

15. Rights Not Transferable. Rights under the Plan are not transferable by a participating employee other than by will or the laws of descent and distribution, and are exercisable during the employee’s lifetime only by the employee.

16. Application of Funds. All funds received or held by the Company under the Plan may be combined with other corporate funds and may be used for any corporate purpose.

17. Adjustment in Case of Changes Affecting Common Stock. In the event of a subdivision of outstanding shares of Common Stock, or the payment of a dividend in Common Stock, the number of shares approved for the Plan, and the share limitation set forth in Section 8, shall be increased proportionately, and such other adjustment shall be made as may be deemed equitable by the Administrator. In the event of any other change affecting the Common Stock, such adjustment shall be made as may be deemed equitable by the Administrator to give proper effect to such event.

18. Amendment of the Plan. The Board may at any time, and from time to time, amend the Plan in any respect, except that without the approval, within 12 months of such Board action, by the stockholders, no amendment shall be made increasing the number of shares approved for the Plan.

19. Insufficient Shares. If the total number of shares of Common Stock that would otherwise be purchased on any Exercise Date plus the number of shares purchased under previous Offerings under the Plan exceeds the maximum number of shares issuable under the Plan, the shares then available shall be apportioned among participants in proportion to the amount of payroll deductions accumulated on behalf of each participant that would otherwise be used to purchase Common Stock on such Exercise Date.

20. Termination of the Plan. The Plan may be terminated at any time by the Board. Upon termination of the Plan, all amounts in the accounts of participating employees shall be promptly refunded.

21. Governmental Regulations. The Company’s obligation to sell and deliver Common Stock under the Plan is subject to obtaining all governmental approvals required in connection with the authorization, issuance, or sale of such stock.

The Plan shall be governed by Massachusetts law except to the extent that such law is preempted by federal law.

22. Issuance of Shares. Shares may be issued upon exercise of an Option from authorized but unissued Common Stock, from shares held in the treasury of the Company, or from any other proper source.

23. Tax Withholding. Participation in the Plan is subject to any minimum required tax withholding on income of the participant in connection with the Plan. Each employee agrees, by entering the Plan, that the Company and any Entity shall have the right to deduct any such taxes from any payment of any kind otherwise due to the employee, including shares issuable under the Plan.

24. Notification Upon Sale of Shares. Each employee agrees, by entering the Plan, to give the Company prompt notice of any disposition of shares purchased under the Plan where such disposition occurs within two years after the date of grant of the Option pursuant to which such shares were purchased.

25. Effective Date and Approval of Shareholders. This Plan shall take effect on the later of the date it is adopted by the Board and the date it is approved by the holders of a majority of the votes cast at a meeting of stockholders at which a quorum is present or by written consent of the stockholders.

BOSTON PRIVATE FINANCIAL HOLDINGS, INC.

Dear Stockholder,

Please take note of the important information enclosed with this proxy card.

Your vote counts, and you are strongly encouraged to exercise your right to vote your shares.

Please mark the boxes on this proxy card to indicate how your shares will be voted. Then sign the card, detach it and return your proxy vote in the enclosed postage paid envelope.

Your vote must be received prior to the Annual Meeting of Stockholders, Wednesday, April 26, 2006.

Thank you in advance for your prompt consideration of these matters.

Sincerely,

Boston Private Financial Holdings, Inc.

DETACH HERE

Proxy Solicited by the Board of Directors

BOSTON PRIVATE FINANCIAL HOLDINGS, INC.

Ten Post Office Square, Boston, Massachusetts 02109

The undersigned hereby constitute(s) and appoint(s) Walter M. Pressey and Margaret W. Chambers, and each of them, as proxies of the undersigned (the “Proxies”), each with full power to appoint his or her substitute, and hereby authorizes each of them to represent and to vote all of the shares of Common Stock of Boston Private Financial Holdings, Inc. (the “Company”), held of record by the undersigned on March 6, 2006, at the Annual Meeting of Stockholders (the “Meeting”) to be held on Wednesday, April 26, 2006 at 10:00 a.m., Boston time, or any adjournments or postponements thereof.

WHEN PROPERLY EXECUTED, THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER(S) AND IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED “FOR” THE ITEM(S) DESCRIBED IN THE PROPOSAL. IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING AND ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF. THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE PROPOSALS. A STOCKHOLDER WISHING TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS’ RECOMMENDATIONS NEED ONLY SIGN AND DATE THIS PROXY AND RETURN IT IN THE POSTAGE PAID ENVELOPE PROVIDED.

The undersigned hereby acknowledge(s) receipt of a copy of the accompanying Notice of Annual Meeting of Stockholders, the Proxy Statement with respect thereto, the Company’s Annual Report to Stockholders and the Company’s Annual Report on Form 10-K for Fiscal Year 2005, and hereby revoke(s) any proxy or proxies heretofore given. This proxy may be revoked at any time before it is exercised.

PLEASE VOTE, DATE AND SIGN ON REVERSE SIDE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.

HAS YOUR ADDRESS CHANGED?                 PLEASE PROVIDE NEW ADDRESS BELOW:

Annual Meeting Proxy Card

A     Election of Directors

The Board of Directors recommends a vote FOR the listed nominees.

1.	To elect four (4) Class III Directors to serve until the 2009 Annual Meeting and until their successors are duly elected and qualified.

Nominees: 01—Herbert S. Alexander, 02—Lynn Thompson Hoffman, 03—Richard I. Morris, Jr., 04—John A. Straus

☐	FOR All Nominees Listed

☐	WITHHOLD Authority To Vote For All Nominees Listed

☐	For All Except—Instruction: To withhold a vote for a specific nominee, mark this box with an X and the appropriately numbered box from the list at right.

01 - ☐	02 - ☐	03 - ☐	04 - ☐

B      Issues

The Board of Directors recommends a vote FOR the following proposals.

	For	Against	Abstain
2. To approve the amendment and restatement of the Boston Private Financial Holdings, Inc. 2001 Employee Stock Purchase Plan.	☐	☐	☐
3. To approve the adoption of the Boston Private Financial Holdings, Inc. 2006 Non-Qualified Employee Stock Purchase Plan.	☐	☐	☐
4. In their discretion, the proxies are authorized to vote upon such other matters as may properly come before the Meeting or any adjournment or postponement thereof.

Mark this box with an X if you plan to attend the Meeting.             ☐

C          Authorized Signatures—Sign Here—This section must be completed for your instructions to be executed.

Please be sure to sign and date this Proxy.

NOTE: Please sign exactly as your name(s) appear(s) hereon. Where there is more than one holder, both should sign. When signing as an attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by an authorized person.

Signature 1—Please keep signature within the box	Signature 2—Please keep signature within the box	Date (mm/dd/yyyy)
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